UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒Definitive Proxy Statement
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Hersha Hospitality Trust
(Name of Registrant as Specified In Its Charter)

_____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 PROXY STATEMENT

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HERSHA HOSPITALITY TRUST
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 26, 2022
9:00 A.M. (EDT)
VIRTUALLY VIA AN INTERNET WEBCAST
HTTPS://WEB.LUMIAGM.COM/212424894

ITEMS OF BUSINESS
1.To elect four Class I Trustees to the Board of Trustees.
2.To approve on an advisory basis the compensation of the Company’s named executive officers.
3.To ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2022.
4.To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
Record Date
You can vote if you were a holder of record of our Priority Class A common shares (“common shares”) or a holder of a valid proxy, at the close of business on March 31, 2022.
Proxy Materials
We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish proxy materials to shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while setting a great precedent for our Company by keeping the costs down and reducing the environmental impact of our annual meeting. On or about April 14, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), how to vote over the Internet or how to request and return a proxy card by mail. Shareholders may request to receive a paper copy of the proxy materials and will subsequently be mailed the Proxy Statement, our annual report to shareholders accompanying our 2021 Annual Report and a proxy card. If you plan on virtually attending the annual meeting, you will need to enter the 16-Digit Control Number on your Notice of Internet Availability of Proxy Materials.

Your Vote is Important
It is important that your common shares are represented and voted at the annual meeting. You may authorize your proxy over the Internet or by telephone as described in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a printed copy of the proxy materials by mail, you may authorize your proxy by signing, dating and returning the proxy card in the enclosed envelope. You may revoke your proxy and vote online via webcast at the annual meeting by (1) executing and submitting a later dated proxy card that is received at the Company’s principal executive office prior to May 26, 2022, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive office or (4) attending the annual meeting virtually on the Internet and voting online via webcast. Attendance at the annual meeting will not, by itself, revoke your proxy.
BY ORDER OF THE BOARD OF TRUSTEES,

/s/ David L. Desfor

David L. Desfor
Corporate Secretary

44 Hersha Drive
Harrisburg, Pennsylvania 17102
April 14, 2022

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2022:
The Notice of Annual Meeting of Shareholders, this proxy statement and the 2021 Annual Report to shareholders are available on Hersha Hospitality Trust’s website, www.hersha.com, and at www.proxyvote.com. Information on or connected to these websites is not deemed to be a part of this proxy statement.

PROXY SUMMARY
This proxy summary highlights information that may be contained elsewhere in this proxy statement. This proxy summary does not contain all of the information that you should consider before authorizing your proxy, and you should read the entire proxy statement carefully before authorizing your proxy. Page references are supplied to help you find further information in this proxy statement. Unless the context otherwise indicates or requires, all references in this proxy statement to the terms “Hersha,” “we,” “us,” “our,” “our company” and “the Company” mean Hersha Hospitality Trust and its subsidiaries. Please refer to our website, www.hersha.com, for additional information about the Company. Information on or connected to this website is not deemed to be part of this proxy statement.
Eligibility to Vote (page 9)
You can vote if you are a holder of record of our common shares or a holder of a valid proxy from a holder of record as of the close of business on March 31, 2022.
How to Cast Your Vote Prior to the Annual Meeting (page 8)
Shareholders of Record - You can authorize a proxy to vote your shares by any of the following methods:
•Internet: www.voteproxy.com until 11:59 P.M. EDT on May 25, 2022;
•Telephone: 1-800-PROXIES (1-800-776-9437 in the United States or 1-718-921-8500 if you are outside the United States) until 11:59 P.M. EDT on May 25, 2022; or
•Mail: If you received a printed copy of the proxy materials by mail, completing, signing and returning your proxy or voting instruction card.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank - If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. “How To Vote; Revocability of Proxy” on page 8 includes information to ensure that your vote is counted.

To decrease both printing costs to the Company and the environmental impact of our annual proxy solicitation process, pursuant to rules adopted by the SEC, we have elected to furnish our proxy materials over the Internet to our shareholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our 2021 Annual Report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

How to Attend the Annual Meeting (page 9)
The annual meeting will be a completely virtual meeting of the shareholders, which will be conducted exclusively online via webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 31, 2022, or if you hold a valid proxy for the annual meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend online via webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/212424894. You will also be able to vote your shares online by attending the annual meeting via webcast. To participate in the annual meeting, you will need to review the information included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is ht2022. If you hold shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online annual meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the annual meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions outlined in this proxy statement.
Corporate Governance of the Company (page 11)
We strive to observe and continue to implement best practices in Corporate Governance and we are committed to high ethical standards. The efficacy of our corporate governance begins with the Board of Trustees which sets the tone for our organization. The composition of our Board of Trustees is an important component of our Corporate Governance. When evaluating the composition of our Board of Trustees, board diversity and independence are considered along with each trustee’s experience with corporate strategy initiatives and as a senior executive either at our company or at other public companies and their expertise in hospitality and real estate and with public companies.
The following highlights our board composition:

SENIOR EXECUTIVE EXPERIENCE
CORPORATE STRATEGY INITIATIVE EXPERIENCE
HOSPITALITY/REAL ESTATE EXPERTISE
PUBLIC COMPANY EXPERTISE

INDEPENDENCE
25% NON-INDEPENDENT
75% INDEPENDENT

BOARD DIVERSITY
50% WOMEN/ MINORITY
50% NON-DIVERSE

Corporate Governance highlights:

Board Independence
•6 out of 8 of our trustees and trustee nominees are independent
•Our Chairman and CEO are the only management trustees
•Independent Lead Trustee (selected by the trustees) regularly convenes executive sessions of independent trustees to discuss certain matters without management trustees or management present

Board Composition and Committees
•The Nominating and Corporate Governance Committee leads the full Board in considering Board competencies and the identification and evaluation of trustee candidates
•We have four Board committees and one sub-committee – Acquisition, Audit (including Risk-& Environmental, Social, Governance Sub-Committee), Nominating and Corporate Governance, and Compensation
•All committees are composed entirely of independent trustees
•The Board and its committees and sub-committees conduct an annual self-assessment to review effectiveness

Board Diversity	•4 out of 8 of our trustees are women or minority board members

Corporate Governance highlights (continued):

Leadership Structure	•Chairman of the Board separate from CEO •Independent Lead Trustee, among other duties, convenes and chairs executive sessions of the independent trustees
Risk Oversight
•Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks
•Risk & Environmental, Social, Governance Sub-Committee established to promote active and focused discussion of risk areas, including items related to cyber security and environmental, social, and governance (ESG) activities
•Our Board oversees and works in conjunction with executive management to fulfill our responsibilities for the assessment and mitigation of risks

Open Communication	•We encourage open communication and strong working relationships among the Independent Lead Trustee, Chairman, CEO and other trustees •Our trustees have access to management and employees
Trustee Share Ownership
•Our independent trustees are required to own our common shares in an amount equal to five times the annual base retainer
•Our management trustees (CEO and Chairman) are required to own common shares in an amount equal to six times and four times their annual salary, respectively
•Comprehensive insider trading policy and prohibitions on hedging transactions

Accountability to Shareholders
•We use majority voting in uncontested director elections
•Shareholders have the power to amend the Bylaws
•We do not have a shareholder rights plan
•We have an annual advisory vote on executive compensation as opposed to every two or three years

Commitment to Sustainability – EarthView® (page 15)
We believe that the financial success of our shareholders and the positive growth of our company is fueled by an unwavering commitment to highly ethical and responsible business practices. As such, the Company embraces a commitment to environmental, social, and governance (ESG) practices as an integral part of maintaining and growing a successful business.
In 2010, we created our proprietary sustainability platform, EarthView®, one of the first established and most highly regarded sustainability programs in the industry. Hersha has been recognized for our industry-leading ESG practices, on both a local and a global scale. We highlight a few of the accolades we have earned.
•Nareit Leader in the Light: Recognized four times as winner of Nareit’s Leader in the Light in the Lodging & Resorts sector for superior sustainability practices
•GRESB: Hersha ranked #1 within the U.S. Hotel peer set in the Global Real Estate Sustainability Benchmark Public Disclosure
•Newsweek: Hersha ranked one of America’s Most Responsible Companies in 2021 and 2022
We are committed to transparent reporting of our ESG results. As such, Hersha publishes an annual sustainability report that is prepared in accordance with relevant international reporting standards and best practices, specifically the Sustainability Accounting Standards Board (SASB) for the Real Estate Sector and the Task Force on Climate-Related Financial Disclosures (TCFD). For more information on these and our other sustainability practices, please see our most recent sustainability report, available on our website www.hersha.com/earthview. Information on or connected to this website is not deemed to be part of this proxy statement.

Board of Trustees (page 18 )

Class I Trustee Nominees
Name	Age	Occupation	Committee Memberships	Other Public Company Boards
Jay H. Shah	53	Chief Executive Officer of the Company	None	None
Thomas J. Hutchison III	80	Former CEO, CNL Hotel & Resorts and CNL Retirement Properties, Inc.	Compensation (Chair) Acquisition Audit Risk Sub-Committee	Marriott Vacations Worldwide Corp.
Donald J. Landry	73	Lead Independent Trustee of the Company Former CEO and President, Sunburst Hospitality, Inc.	Acquisition (Chair) Audit Risk Sub-Committee Nominating & Corporate Governance	None
Michael A. Leven	84	Former President and Chief Operating Officer, Las Vegas Sands Corp.	Nominating & Corporate Governance (Chair) Acquisition Compensation	None

Class II Trustees
Hasu P. Shah	77	Chairman of the Board of the Company	None	None
Jackson Hsieh	61	President and Chief Executive Officer, Spirit Realty Capital, Inc.	Acquisition Audit Compensation Nominating & Corporate Governance	Spirit Realty Capital, Inc.
Dianna F. Morgan	70	Former Senior Vice President, Walt Disney World Company	Risk & ESG Sub-Committee (Chair) Audit Compensation Nominating & Corporate Governance	Chesapeake Utilities Corp., Marriott Vacations Worldwide Corp.
John M. Sabin	67	Executive Vice President and Chief Financial Officer, Revolution, LLC, Case Family Office, and The Case Foundation	Audit (Chair) Acquisition Compensation Nominating & Corporate Governance	None

Executive Officers (page 24)

Name	Age	Title

Hasu P. Shah*	77	Chairman of the Board
Jay H. Shah*	53	Chief Executive Officer
Neil H. Shah*	48	President and Chief Operating Officer
Ashish R. Parikh*	52	Chief Financial Officer and Assistant Secretary
Michael R. Gillespie*	49	Chief Accounting Officer and Assistant Secretary
David L. Desfor	61	Treasurer and Corporate Secretary
* Indicates the executive is a named executive officer ("NEO" or, collectively, "NEOs") of the Company.
Compensation Discussion and Analysis (page 33)
COVID-19 Global Pandemic Impact on the Lodging Industry and Impact on Executive Compensation
Due to the COVID-19 pandemic and the effects of travel restrictions both globally and in the United States, the hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. Beginning in March of 2020, the global impact of the pandemic evolved rapidly and, in the United States, certain states and cities, including most of the states and cities where we own properties, reacted by instituting various restrictive measures such as quarantines, restrictions on travel, school closings, "stay at home" orders and restrictions on types of business that may continue to operate. The demand shock was devastating to all sectors of the economy related to travel, hospitality and tourism and our business, significantly impacting 2021. The management team had to continue its focus on cost containment, liquidity preservation, capital sourcing, and ensuring the safety and wellness of employees and guests, positioning the Company for a recovery in the travel industry which began in earnest in 2021 and continues in 2022.
2021 Performance Highlights
As significant challenges remained in 2021 after the lodging industry was devastated in 2020, the Company notes several highlights for the year:

Executive Compensation (page 53)
The objectives of the Company’s executive compensation program are to attract, retain and motivate experienced and talented executives who can maximize shareholder value, and the compensation program is designed to closely align compensation paid to executives, including the Company’s named executive officers (“NEOs”), with the Company’s performance on both a short-term and long-term basis.
To further promote alignment with our shareholders, our program allows executives to elect cash awards earned under the Short-Term Incentive Program (“STIP”) to be received in the form of LTIP Units or common shares in lieu of cash. For the past four consecutive years, our CEO and all other NEOs elected 100% of amounts earned under the STIP to be received in equity in lieu of cash.
TOTAL TARGET COMPENSATION

Our program consists of rigorous goals, is targeted towards outperformance, and aligns management with investors.

Say on Pay (page 62)
Our shareholders have supported our executive compensation program each year it has been presented for approval. In 2019, 2020, and 2021 shareholder support for our executive compensation was in excess of 90% of votes cast.
Ratification of Auditors (page 68)
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022.
Voting Proposals Summary

Proposal Number	Page Number	Proposal	Unanimous Board Recommendation
PROPOSAL 1	18	To elect four Class I Trustees to the Board of Trustees.	FOR - All Nominees
PROPOSAL 2	62	To approve on an advisory basis the compensation of the Company’s named executive officers.	FOR
PROPOSAL 3	68	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2022.	FOR

PLEASE VOTE
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND THIS PROXY STATEMENT
THE PROXY SOLICITATION
This proxy statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust for use at the 2022 annual meeting of shareholders to be held virtually via webcast at 9:00 a.m. (EDT) on May 26, 2022 and at any adjournment or postponement thereof. The mailing address of the Company’s principal executive office is 44 Hersha Drive, Harrisburg, Pennsylvania 17102. The Notice of Internet Availability of Proxy Materials is first being mailed, and the Company’s proxy materials, including the notice of the annual meeting, this proxy statement, the proxy card and the 2021 annual report to shareholders, are first being made available to the Company’s shareholders, on or about April 14, 2022.
Solicitation of Proxies
The cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary proxy solicitations, which may be made by mail, telephone or personally by the Company’s trustees, executive officers and employees, will be borne by the Company. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees. No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.
How To Vote; Revocability of Proxy
Shareholders of Record - You may authorize your proxy over the Internet (at www.voteproxy.com), by telephone (at 1-800-PROXIES or 1-800-776-9437 in the United States and 1-718-921-8500 if calling from outside the United States) or, if you receive a printed copy of the proxy materials by mail, by executing and returning the proxy card accompanying this proxy statement. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later-dated proxy card prior to May 26, 2022, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices, or (4) attending the annual meeting via webcast and voting via webcast.
Attending the annual meeting without submitting a new proxy or voting at the annual meeting will not automatically revoke the prior authorization of your proxy. Only the last vote of a shareholder will be counted.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank - If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting.

Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
Shareholders Entitled To Vote
Only holders of record of the Company’s common shares at the close of business on the record date, March 31, 2022, and their legal proxy holders, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 39,354,893 common shares outstanding. Each shareholder of record is entitled to one vote per common share. Cumulative voting is not permitted in the election of Class I Trustees.
Attending the Annual Meeting Virtually on the Internet
The annual meeting will be a completely virtual meeting of the shareholders, which will be conducted exclusively online via webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 31, 2022, or if you hold a valid proxy for the annual meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend online via webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/212424894. You will also be able to vote your shares online by attending the annual meeting via webcast. To participate in the annual meeting you will need to review the information included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is ht2022. If you hold shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online annual meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the annual meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions outlined in this proxy statement.
Registering to Attend the Annual Meeting Virtually on the Internet
If you are a registered shareholder, you do not need to register to attend the annual meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or proxy card that you received. If you hold your shares in “street” name and wish to vote online via webcast at the annual meeting, you must register in advance to attend the annual meeting virtually on the Internet.
To register to attend the annual meeting online via webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hersha Hospitality Trust holdings along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 19, 2022. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy to proxy@astfinancial.com.
By facsimile: 718-765-8730
By mail: American Stock Transfer & Trust Company, LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Rationale for a Virtual Meeting
Although the COVID -19 pandemic has reduced in severity, many shareholders may still have concerns about health and safety as a result of the COVID-19 pandemic. Therefore, again this year the Company thinks it prudent to hold a virtual meeting in an effort to be more inclusive of in the interests of all of our shareholders, the Board of Trustees and management.

Quorum
The Company’s Bylaws provide that the holders of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. As of March 31, 2022, the record date for the annual meeting, there were 39,354,893 common shares outstanding.
Vote Required
The Company’s Bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast. Under this standard, a majority of the votes cast means the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. The Bylaws provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election). The election of Class I Trustees at the annual meeting is uncontested. Therefore, in accordance with the Bylaws, Class I Trustee nominees will be elected at the annual meeting by a majority of the votes cast.
The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs.
The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending December 31, 2022.
How Votes Will Be Counted
In the election of Class II Trustees, you may vote “for,” “against” or “abstain” with respect to each Class I Trustee nominee. For the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers and for the proposal to ratify the appointment of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2022, you may vote “for,” “against” or “abstain.” For purposes of the election of trustees, the advisory vote on the compensation of the Company’s NEOs and the ratification of the appointment of the auditors votes, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

If you hold your common shares in street name through a brokerage firm and you do not submit voting instructions to your broker, your broker may generally vote your common shares in its discretion on routine matters. However, a broker cannot vote common shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the annual meeting is considered non-routine. Accordingly, if you hold your common shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your common shares on the proposal to ratify the appointment of KPMG but will not be permitted to vote your common shares on any of the other items at the annual meeting. If your broker exercises this discretion, your common shares will be counted as present for the purpose of determining the presence of a quorum at the annual meeting and will be voted on the proposal to ratify the appointment of KPMG in the manner directed by your broker, but your common shares will constitute “broker non-votes” on each of the other items at the annual meeting, including the election of Class I Trustees and the advisory vote on executive compensation. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.
Householding
We are sending only a single Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any shareholders at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC and Maryland law. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs and the environmental impact of our annual proxy solicitation process. We will deliver promptly, upon written request or oral request, a copy of the proxy materials, as applicable, to holders of our common shares as of the record date for the annual meeting, March 31, 2022. If you prefer to receive printed copies of our proxy materials, you may direct requests to the following address: Hersha Hospitality Trust, Attention: Corporate Secretary, 44 Hersha Drive, Harrisburg, Pennsylvania 17102. If you are a shareholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
CORPORATE GOVERNANCE
We are committed to pursuing best corporate governance practices. We undertake initiatives to structure our corporate governance in a manner we believe closely aligns our interests with those of our shareholders.
Board Leadership Structure
Lead Independent Trustee - The Board of Trustees designates an independent, non-employee trustee to serve as the Lead Independent Trustee that presides over the regularly conducted executive sessions of the independent trustees. In addition to chairing all executive sessions of the independent trustees, the Lead Independent Trustee has the authority to call meetings of the independent trustees, presides at all meetings of the Board of Trustees at which the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer are not present, and has such other responsibilities as the Board of Trustees may determine from time to time. The Board of Trustees has currently designated Mr. Landry as the Lead Independent Trustee.
Mr. Landry has been honored by New York Stock Exchange Governance Services, a subsidiary of the New York Stock Exchange (“NYSE”), as the 2015 Independent Lead Director of the Year, in connection with its Governance, Risk and Compliance Leadership Awards. The Independent Lead Director of the Year Award is presented to an exemplary leader in governance, risk and compliance that has clearly demonstrated an unwavering commitment to independence, integrity, and leadership in governance at the board level. The Governance, Risk, and Compliance Leadership Awards underscore the role that corporate governance plays in shaping a company's success and a board's contribution to long-term value.
Mr. Landry is expected to continue serving in this capacity following the annual meeting. All interested parties may communicate with the Lead Independent Trustee by following the procedure described below under “—Communications with the Board of Trustees.”
Chairman of the Board and Chief Executive Officer Separated - The Board of Trustees believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Trustees be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Company’s Chairman of the Board of Trustees provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Trustees and, together with the Lead Independent Trustee, sets the agenda for Board of Trustees meetings.
Board’s Role in Risk Oversight
While the Board of Trustees believes it is the job of the Company’s senior management to assess and manage the Company’s exposure to risk, the Board of Trustees and its committees play an important role in the risk oversight of the Company. We believe having robust board oversight around risk is paramount to running a successful business. The Board of Trustees and its committees are involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management. The Board of Trustees (or the appropriate committee in the case of risks that are under the purview of a particular committee) administers its risk oversight function by receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks, and from the chairs of the Audit Committee and the Compensation Committee. In addition, the Board of Trustees administers its risk oversight function through the required approval by the Board of Trustees (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, new borrowings, significant capital expenditures, refinancing of existing indebtedness, cyber security, climate risks, and the appointment, retention, and succession planning of the Company’s senior management. The Board of Trustees met five times in 2021. In addition to its five meetings, the Board was provided frequent updates throughout the year to monitor the impact of the pandemic on the Company’s operations and financial position.
The Audit Committee has a Risk & Environmental, Social, Governance (“Risk & ESG”) Sub-Committee to assist the Audit Committee and the Board of Trustees in developing guidelines and policies related to risk assessment and management which govern the process by which risk assessment and management is handled by the Company’s senior management. Management of risk and resiliency is a business priority, delivered through an interdisciplinary effort, with contributions from acquisitions, asset management, finance, accounting, legal, and sustainability teams. These business teams update the Risk & ESG Sub-Committee on market trends and forecasts that may lead to identification of new risks, changes in risk exposure, potential impact, and management strategy. The Risk & ESG Sub-Committee reviews these updates and provides recommendations on risk management strategies to the full Board of Trustees. Responsibility for overseeing and monitoring progress against risks, including the potential impact of ESG issues and climate-related risks, fall on the Risk & ESG Sub-Committee and the members and directors of the appropriate business team. The Risk & ESG Sub-Committee, which is chaired by Ms. Morgan, met two times in 2021. Senior management attended each meeting. Messrs. Hutchison and Landry, both of whom serve on the Audit Committee, also serve on the Risk & ESG Sub-Committee. Ms. Morgan reports to the full Audit Committee on the discussions and findings of the Risk & ESG Sub-Committee and makes recommendations to the Audit Committee regarding steps the Company’s senior management has taken to monitor and control major financial and other risk exposures, including risks pertaining to the environment, climate, social, health and safety, and cybersecurity. In addition, as discussed under “Compensation Discussion and Analysis-Compensation-Related Risk” below, the Compensation Committee meets with senior management to discuss compensation-related risks.
Trustee Independence
A majority of the Board of Trustees is independent. The Board of Trustees has determined that the following trustees and trustee nominees are independent in accordance with the corporate governance standards of the NYSE: Ms. Morgan and Messrs. Hutchison, Hsieh, Landry, Leven and Sabin.
Code of Ethics, Code of Conduct, Environmental Management System, and Policies on Corporate Governance
The Board of Trustees has adopted a Code of Ethics that applies to all of the Company’s trustees, executive officers and employees. In addition, our Code of Conduct provides our associates with guidance on our values and acceptable conduct, including our policies on human rights, labor rights, and diversity, anti-harassment and formal grievance process, whistleblowers and non-retaliation, health & safety, and supplier code of conduct. Furthermore, the Company has a formal Environmental Management System that describes the structure, management, and oversight of the Company’s sustainability platform, EarthView. The Company makes available on its website, www.hersha.com, current copies of its corporate governance documents, including charters of the Audit (including the Risk & ESG Sub-Committee), Compensation, Nominating and Corporate Governance (“NCG”) and Acquisition Committees, its Corporate Governance Guidelines, its Code of Ethics, its Code of Conduct, and its Environmental Management System. The Company will post any future changes to these corporate governance documents on its website and may not otherwise publicly file such changes. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other executive officers by posting such information on the Company’s website.
Political Contribution Policy and Trade Association Memberships
It is the Company’s policy that funds not be used directly to contribute to candidates, campaigns, and political party committees, though we are a member of several industry associations which do have a fee for membership. The Company believes participation in these industry associations provides the opportunity to enhance shareholder value through involvement in public policy processes, networking, building of business skills, sharing collective best practices, and monitoring industry policies and market trends. Pursuant to the Company’s Code of Conduct and Code of Ethics, total dues to industry associations that are allocated to lobbying are reported as less than $30,000 in 2021.
Majority Voting For Trustees Elections
The Company’s Bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast. Under this standard, a majority of the votes cast means the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. The Bylaws provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election).
The Company’s Bylaws include a trustee resignation policy, establishing procedures under which any incumbent trustee who fails to receive a majority of the votes cast in an uncontested election will be required to tender his or her resignation to the Board of Trustees for consideration. As provided in the Bylaws, the Board of Trustees will act on any such resignation, taking into account the NCG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the uncontested election results.
Trustee Nominating Process
The NCG Committee performs the functions of a nominating committee and will actively seek, screen and recommend trustee candidates for nomination by the Board of Trustees, consistent with criteria approved by the Board of Trustees, including, without limitation, strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board of Trustees. The NCG Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending trustee candidates for nomination by the Board of Trustees.
The charter of the NCG Committee provides that the NCG Committee will consider shareholder recommendations for trustee candidates. Shareholders should submit any such recommendations for consideration by the NCG Committee through the method described under “—Communications with the Board of Trustees” below. In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “—Shareholder Proposals and Nominations for the 2023 Annual Meeting” below. Trustee candidates submitted by our shareholders will be evaluated by the NCG Committee on the same basis as any other trustee.
The NCG Committee does not have a formal policy with respect to diversity; however, the Board of Trustees and the NCG Committee believe that it is important that the trustee candidates represent key and diverse skill sets.

The NCG Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences and expertise and education in evaluating trustee candidates for Board membership. We believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition as multiple and varied points of view contribute to a more effective decision-making process. Half of our trustees are women or minorities, placing us in the upper echelons of our industry in the area of board diversity. The NCG Committee evaluates each candidate’s qualifications to serve as a member of the Board of Trustees based on his or her skills and characteristics, as well as the composition of the board as a whole. In addition, the NCG Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the board’s needs. In addition to considering incumbent trustees, the NCG Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others. The NCG Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates. No such firm was engaged in 2021.
Board Evaluation Process
The Board of Trustees and all of the Committees conduct a thorough self-assessment of their roles and responsibilities and utilize independent consultants from time to time to assist in this process. The Board of Trustees has also previously utilized counsel to help conduct a thorough evaluation of Board and Committee responsibilities. Counsel has administered a questionnaire and performed one-on-one interviews and follow up with each Trustee. The information gathered by this process is aggregated, in order to preserve anonymity of the respondents, analyzed and presented to the Board and each Committee. The Board and each Committee then review and discuss such information and analysis to maximize the potential and efficacy of Board and Committee performance. Due to the COVID-19 pandemic, the Board of Trustees amended their evaluation process for 2021. The Board and each Committee reviewed and discussed observations, information gathered, and analysis to maximize the potential and efficacy of Board and Committee performance. The Board will continue to monitor the impact of the pandemic and consider implementing revised practices as necessary.
Communications with the Board of Trustees
Shareholders and other interested parties who wish to communicate with the Board of Trustees or any of its committees may do so by writing to the Lead Independent Trustee, Board of Trustees of Hersha Hospitality Trust, c/o Corporate Secretary, 44 Hersha Drive, Harrisburg, Pennsylvania 17102. The Corporate Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Trustees and its committees are to be forwarded to the Lead Independent Trustee. Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the Chairperson of the appropriate committee. Solicitations, junk mail and frivolous or inappropriate communications are not to be forwarded but will be made available to any non-management trustee who wishes to review them.
COMMITMENT TO SUSTAINABILITY – EARTHVIEW®
The Company embraces a commitment to ESG (environmental, social, governance) best practices and sustainability as an integral part of maintaining and growing a successful business. The Company has demonstrated that being active stewards of our environment, communities, and human capital results in superior business practices and results. Through our proprietary sustainability platform, EarthView®, the Company has been able to drive significant reductions in operating expenses while increasing the value of its real estate. Below are some of our commitments and accomplishments regarding sustainability.
Environmental Commitment
In regards to environmental commitment, the Company’s focus, as approved by senior management or the Board of Trustees, is to:
•Remain committed to environmental protection, through monitoring the Company’s environmental performance against targets
•Reduce greenhouse gas emissions through validated science-based targets in line with a 1.5°C future and net zero by 2050
•Reduce waste sent to landfill across the portfolio
•Remain committed to the efficient use of natural resources and energy by ensuring its buildings operate efficiently, and striving for building certifications as the opportunity arises, such as LEED or ENERGY STAR
•Regularly report on environmental issues and environmental management to our stakeholders, and consult with stakeholders on these environmental issues
•Comply with environmental regulations
•Implement training programs to raise employee awareness and stewardship of the Company’s sustainability program and practices
•Conduct internal audits to ensure properties and tenants are adhering to EarthView® Sustainable Hospitality standards
•Explore opportunities to increase the Company’s renewable energy mix, including on- and off-site options
•Review climate-related physical and transition risks as part of the Company’s enterprise risk assessment
•Maintain a resiliency strategy, which includes the ongoing evaluation of current and potential climate related risks and opportunities, the identification and implementation of mitigation adaptation strategies, and the continuous monitoring and assessment of Company progress
Reducing Environmental Impact: Responsible stewardship of resources is not only essential for the continued growth of our business, but also imperative for the long-term health, safety, and prosperity of the planet. The Company reports environmental metrics aligned with the Greenhouse Gas Protocol and Science Based Targets initiative. The Company’s data management systems allow us to confidently report high quality, non-financial data, better manage our environmental impact, and identify opportunities for further improvement. The Company tracks and reports environmental impact reduction targets in its annual sustainability report, including greenhouse gas emissions targets.
Driving Value & Improving Experiences Through Innovation: EarthView capitalizes on innovative opportunities that create both operational savings and long-term value. Additionally, our sustainability-oriented amenities demonstrate a holistic approach to enhancing the guest experience and capturing growing guest interest in sustainable hospitality.

Efficient Buildings & Operations: The Company has continued to implement projects that have reduced its environmental footprint. The Company remains committed to ensuring its buildings operate efficiently, and will strive to certify them as the opportunity arises. Currently, 100% of our portfolio is benchmarked against ENERGY STAR, and 31% of our portfolio has been awarded a third-party building certification such as LEED, ENERGY STAR, or ISO 14001 (for environmental management) over the past five years.
The Company does not have any environmental controversies or incidents of non-compliance with any water quality or water quantity permits or standards. The use of conflict minerals is not material to the Company’s industry and business.
Social & Human Capital Commitment
The Company’s social and human capital commitment – including community impact, supporting our associates, valuing diversity, and embracing health and wellness –as approved by senior management or the Board of Trustees, is to:
•Uphold our human rights policy, labor policies, anti-discrimination policy, anti-harassment policy, whistleblower program, non-retaliation policy, Code of Ethics (including anti-bribery and anti-corruption), and other policies outlined in the Company’s Code of Conduct, available on our website www.hersha.com
•Proactively communicate our comprehensive whistleblower program and procedure for processing whistleblower reports - applicable to associates, suppliers, guests, and other third parties
•Proactively communicate our non-retaliation policy
•Provide trainings to guide associates on active protection of human rights and identification of violations, including but not limited to discrimination, harassment, forced labor, and human trafficking
•Monitor and encourage the diversity of the Company’s workforce
•Provide associates with non-salary benefits to maintain a healthy work-life balance
•Regularly monitor employee satisfaction through engagement surveys and other feedback
Community Impact: Our hotels are deeply rooted in the communities in which they operate. Stronger, more vibrant communities in turn contribute to the success of our hotels. We support our local communities through economic development and revitalization, and philanthropy. Globally, the Company focuses on providing access to clean water and improved sanitation for communities in need around the world. Our community impact metrics as of 2021 are:
•20,300 hours volunteered in our local communities since 2015
•32,200+ people in need provided with access to clean water for 21 years
•583,000 new bars of sanitized and repackaged soap sent to developing nations since 2011
Supporting our Associates: The Company is an equal opportunity employer. We do not discriminate against any person on the basis of race, color, national origin, ancestry, sex, gender, gender identity, pregnancy, childbirth or related medical condition, religious creed, physical disability, mental disability, medical condition, marital status, veteran status, sexual orientation, genetic information, or any other characteristic protected by federal, state, or local law in recruiting, hiring, compensation, or any other terms or conditions of employment.
As one of our core values states “People Are Our Capability.” The Company is committed to creating an environment for all associates that makes Hersha an exceptional place to work. We provide an inclusive, safe, and open work environment, and have a staunch commitment to our Code of Conduct and Code of Ethics – both found on Hersha’s website.
We believe our associates will become tomorrow’s leaders, and we support them by providing opportunities for advancement and personal and professional growth. This includes formalized programs and policies for succession planning and job-specific development training. Annual performance reviews are held for each employee to highlight key professional goals and establish action plans for achieving them. Through these programs, we work to attract, develop, and retain top talent. We also support our employees through competitive pay and comprehensive benefit programs.

The Company has not had any major controversies linked to human rights, corruption, wages, or labor standards.

Diversity and Inclusion: The Company supports and respects the protection of the internationally recognized United Nations Universal Declaration of Human Rights, as well as labor rights. Human rights and labor rights policies and practices, including diversity initiatives and protection of minority groups’ and women’s rights, is overseen at the Board level. Our human rights and labor rights policies are applicable not only across our enterprise and geographies, but also across our supply chain. This includes but is not limited to non-associates (e.g. suppliers, vendors, and partners). We are also a signatory of the CEO Action for Diversity & Inclusion Pledge, the largest CEO-driven business commitment to advance diversity and inclusion within the workplace.

This approach has led to a diverse workforce at the senior management and workforce levels, with the following demographics across Hersha Hospitality Trust:
•39% of our workforce identify as women
•42% of women at Hersha hold roles of Director and above
•29% of our workforce identifies as a member of a minority group
•19% of our workforce is under the age of 30, while 55% of our workforce is between the ages of 30 and 50
Health and Wellness: Supporting the overall physical and mental health of our associates is necessary to create a positive workplace environment and experience. This includes providing access to tools for stress management and healthy living instruction, as well as overall ergonomic and wellness practices and offerings for associates.

We provide numerous benefits that allow our associates to lead full lives outside of Hersha. Hersha's culture encourages work-life balance and has provided associates with the flexibility to work from home during the COVID-19 pandemic as well as paid time off.

For more information on our human capital and sustainability practices, including our environmental and community impact and enterprise-wide policies, please see our Code of Conduct and most recent EarthView Sustainability report, available on our website www.hersha.com/earthview.

PROPOSAL ONE: ELECTION OF CLASS I TRUSTEES
The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, nominated Jay H. Shah, Thomas J. Hutchison III, Donald J. Landry, and Michael A. Leven for election at the annual meeting as Class I Trustees. Each of these nominees currently is serving as a Class I Trustee. If elected, these individuals will serve as Class I Trustees until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified.
Unless you direct otherwise in the proxy card accompanying this proxy statement, the persons named as proxies will vote your proxy for all of the nominees named above. If any nominee becomes unavailable or unwilling to serve as a Class I Trustee, the persons named as proxies in the accompanying proxy card will vote your proxy for an alternate nominee that has been nominated by the Board of Trustees. Alternatively, the Board of Trustees may reduce the size of the Board of Trustees and the number of nominees standing for election as Class I Trustees at the annual meeting. Proxies will only be voted for the nominees named above or their alternates. Each nominee for election to the Board of Trustees as a Class I Trustee has indicated that he or she is willing to serve if elected. The Board of Trustees has no reason to doubt that any nominee for election will be unable or unwilling to serve if elected.
The Board of Trustees unanimously recommends a vote “FOR” each of the nominees for election as a Class I Trustee.
BOARD OF TRUSTEES AND EXECUTIVE OFFICERS
The Board of Trustees consists of nine trusteeships with eight currently serving trustees and one vacancy. At this time, the Board of Trustees has elected not to fill one of these openings and will continue to evaluate the composition of the Board. Shareholders are not being asked for proxies to fill this vacancy and proxies may only be voted for the nominees below. The Company’s Declaration of Trust divides the Board of Trustees into two classes, as nearly equal in number as possible. At the annual meeting, shareholders are voting to elect four persons as Class I Trustees. Each Class I Trustee nominee currently is serving a two-year term expiring at the annual meeting and when his or her successor is duly elected. Each Class II trustee was elected at the 2021 annual meeting and is serving a two-year term expiring at the 2023 annual meeting of shareholders and when his or her successor is duly elected. Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting.

The following pages include biographical information for each of our Class I Trustee Nominees and Class II Trustees, including their qualifications to serve on our board of trustees.
Class I Trustee Nominees

Jay H. Shah Chief Executive Officer and Class I Trustee Age: 53 Trustee since January 2006 Committees Served: None Other Public Company Boards: None
Mr. Jay Shah has been Chief Executive Officer and a trustee since 2006. Prior thereto, he had served as the Company’s President and Chief Operating Officer. Prior to joining Hersha, Mr. Shah formed Shah & Byler, LLP, a Philadelphia-based law firm specializing in real estate and construction. Earlier, Mr. Shah was also a consultant at the former Coopers & Lybrand LLP, now PricewaterhouseCoopers. Mr. Shah served as a legislative assistant to the late Senator John Heinz on Capitol Hill and has also worked with the Philadelphia District Attorney's office. Mr. Shah serves on Cornell University's Dean’s Advisory Board for the School of Hotel Administration and is also a member of American Hotel & Lodging Association’s Board of Directors, American Hotel & Lodging Association’s Investment Roundtable, the Philadelphia CEO Council for Growth, Young Presidents’ Organization, the Chief Executives Organization, and the President’s Leadership Council for Thomas Jefferson University and Jefferson Health. In 2018, Mr. Jay Shah was named Hotelier of the World by Hotels Magazine and is a past recipient of the Cornell University Hospitality Innovator Award. Mr. Shah earned a Bachelor of Science degree from the Cornell University School of Hotel Administration, an MBA from the Temple University Fox School of Business, and a Law degree from Temple University Beasley School of Law. Mr. Jay Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board and Class II Trustee Nominee, and the brother of Neil H. Shah, the Company’s President and Chief Operating Officer.
The Board of Trustees has determined that Mr. Jay Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging and real estate industry and his experience negotiating and structuring real estate transactions and real estate-related joint ventures, including in his role as a former practicing real estate attorney. Mr. Jay Shah has more than 25 years of lodging and real estate experience and has developed a broad network of hotel industry contacts at leadership levels, including institutional investors, lenders, developers, brokers, franchisors and operators. His experience includes serving as the Company’s President and Chief Operating Officer.

Thomas J. Hutchison III
Class I Trustee Nominee
Age: 80
Trustee since September 2008
Committees Served:
   Compensation (Chair)
   Acquisition
   Audit
   Risk & ESG Sub-Committee
Other Public Company Boards
   Marriott Vacations
       Worldwide Corp.

Mr. Hutchison was the Chief Executive Officer of CNL Hotels & Resorts, Inc. (“CNL Hotels”), a real estate investment trust that owned hotels and resort properties. Mr. Hutchison also held various other executive officer positions with companies affiliated with CNL Hotels, including but not limited to President and Chief Executive Officer of CNL Hotel Investors, Inc. and Chief Executive Officer of CNL Income Properties, Inc. Mr. Hutchison serves as a consultant with Hutchison Advisors, Inc., a real estate services company, and he has served as Chairman of Legacy Healthcare Advisors, LLC, a specialized real estate services group. Mr. Hutchison serves on the Board of Directors of Marriott Vacations Worldwide Corporation, where he is a member of that board’s Compensation, Audit, and Nominating and Corporate Governance committees. Mr. Hutchison is currently a director for The Trinity Forum Europe. Mr. Hutchison was formerly a director for Target Healthcare REIT LTD., KSL Capital Partners LLC, U.S. Chamber of Commerce, ING DIRECT USA, and ClubCorp, Inc. He is a member of The Real Estate Roundtable and serves on the Advisory Editorial Board of GlobalHotelNetwork.com. Additionally, he serves as a senior advisor to various service industry public companies. Mr. Hutchison attended Purdue University and the University of Maryland Business School.
Mr. Hutchison’s qualifications to serve on the Board of Trustees include his substantial experience in the real estate and lodging industries combined with his extensive leadership experience as a Chief Executive Officer of several SEC reporting REITs, including CNL Hotels.

Donald J. Landry
Lead Independent Trustee and Class I Trustee Nominee
Age: 73
Trustee since April 2001
Committees Served:
   Acquisition (Chair)
   Audit
   Risk & ESG Sub-Committee
   NCG
Other Public Company Boards:
   None

Mr. Landry is president and owner of Top Ten, an independent hospitality industry consulting company, a position he has held since 2002. Mr. Landry has over 45 years of lodging and hospitality experience in a variety of leadership positions. Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and has served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry formerly served on the Board of Directors of Condor Hospitality Trust, Inc., where he was Chair of the Investment Committee and Nominating Committee. Mr. Landry currently serves on the corporate advisory boards of Campo Architects, Windsor Capital Group and numerous nonprofit boards. NYSE Governance Services honored Mr. Landry as the 2015 Independent Lead Director of the Year, for his exemplary leadership in governance, risk and compliance in serving as the Company’s Lead Independent Trustee. The honor recognizes his unwavering commitment to independence, integrity, and leadership in governance at the board level. Mr. Landry is a frequent guest lecturer and serves on the board of the University of New Orleans’ School of Hospitality, Restaurant and Tourism. Mr. Landry holds a Bachelor of Science degree from the University of New Orleans. Mr. Landry is a Certified Hotel Administrator.
The Board of Trustees has determined that Mr. Landry’s qualifications to serve on the Board of Trustees include his 40 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.

Michael A. Leven Class I Trustee Nominee Age: 84 Trustee since May 2012 Committees Served: NCG (Chair) Acquisition Compensation Other Public Company Boards: None
Until his retirement in December of 2014, Mr. Leven was the President and Chief Operating Officer of the Las Vegas Sands Corp., a position he held since March 2009, and Secretary, a position held since June 2010. Mr. Leven had been a director of the Las Vegas Sands Corp. and a member of the Board of Directors of Sands China Ltd., a subsidiary of Las Vegas Sands Corp, until he retired from those boards in April of 2017. Mr. Leven was the Chairman and Chief Executive Officer at Georgia Aquarium, Inc. until his retirement from that position on December 31, 2019. Mr. Leven’s celebrated career in the lodging industry includes his role as the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven was also the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. Mr. Leven has served as the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation and serves on many other non-profit boards. Mr. Leven served the Company as a Class II Trustee from May 2001 through March 2010 and as a trustee emeritus from March 2010 through May 2012, at which time he was reelected as a Class I trustee by the Company’s shareholders.
The Board of Trustees has determined that Mr. Leven’s qualifications to serve on the Board of Trustees include his extensive experience in the hospitality industry, including as an executive officer and director of the Las Vegas Sands Corp. and his past employment in leadership positions with various other hospitality companies.

Class II Trustees

Hasu P. Shah Chairman of the Board and Class II Trustee Age: 77 Trustee since May 1998 Committees Served: None Other Public Company Boards: None
Mr. Hasu Shah has been the Chairman of the Board and a Class II Trustee since the Company’s inception in May 1998 and was the Company’s Chief Executive Officer until his retirement in 2005. Mr. Hasu Shah began his career in lodging with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984. In the last 30 years, he has developed, owned, or managed over 50 hotels across the Eastern United States and started real estate related businesses in general construction, purchasing, and hotel management. He has been recognized for both his business accomplishments and his philanthropic endeavors, including the Entrepreneur of the Year award given by Ernst & Young LLP and the Central Penn Business Journal Hall of Fame award for lifetime achievements in both business and philanthropy. Mr. Hasu Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India. In 2010, he was honorably bestowed with the National United Way Tocqueville Society award, the highest honor given for philanthropic work across the country. Mr. Hasu Shah has been an active Rotarian for more than 30 years and continues to serve as a trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation. He also received an honorary Doctorate of Public Service (DPS) Degree from Harrisburg Area Community College. Mr. Hasu Shah received a Bachelor of Science degree in chemical engineering from Tennessee Technical University and obtained a Master’s degree in public administration from Pennsylvania State University, which named him as a Fellow. He is an alumnus of the Owner and President’s Management program at Harvard Business School. Mr. Hasu Shah is the father of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee, and Neil H. Shah, the Company’s President and Chief Operating Officer.
The Board of Trustees has determined that Mr. Hasu Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging industry, including his role as our former Chief Executive Officer and his decades of experience building the Company, which he took public in 1999. Over the past 35 years he has developed, owned or managed over 50 hotels across the Eastern United States. With over three decades of lodging industry experience, Mr. Hasu Shah has developed a broad network of hotel industry contacts and relationships, including relationships with hotel owners, operators, project managers, contractors, franchisors, lenders, and other key industry participants.

Jackson Hsieh Class II Trustee Age: 61 Trustee since June 2017 Committees Served: Acquisition Audit Compensation NCG Other Public Company Boards: Spirit Realty Capital, Inc.
Mr. Hsieh has served as President and Chief Executive Officer of Spirit Realty Capital, Inc. since May of 2017. Mr. Hsieh joined Spirit Realty Capital in September of 2016, serving as its President and Chief Operating Officer. In addition, Mr. Hsieh served as chairman of the board of trustees for Spirit MTA REIT from September of 2016 until September 2019. Prior to joining Spirit, Mr. Hsieh worked for Morgan Stanley, where he served as Managing Director and a Vice Chairman of Investment Banking, primarily focusing on the firm’s real estate clients. Prior to rejoining Morgan Stanley, Jackson was Vice Chairman and Sole/Co-Global Head of UBS’s Real Estate Investment Banking Group, managing a team of over 70 professionals in six offices worldwide. During his career, including a prior period at Morgan Stanley and tenures at Bankers Trust Company and Salomon Brothers, Inc., he served as senior lead banker on over $285 billion of real estate and lodging transactions. Mr. Hsieh is a graduate of the University of California at Berkeley and earned a Master’s degree from Harvard University.
The Board of Trustees has determined that Ms. Hsieh’s qualifications to serve on the Board of Trustees include his substantial experience in investment banking and the real estate and lodging industries.
.

Dianna F. Morgan
Class II Trustee
Age: 70
Trustee since April 2010
Committees Served:
   Risk & ESG Sub-Committee (Chair)
   Audit
   Compensation
   NCG
Other Public Company Boards:
   Chesapeake Utilities Corp.
   Marriott Vacations
      Worldwide Corp.

Ms. Morgan retired in 2001 from a long career with the Walt Disney World Company, where she served as Senior Vice President of Public Affairs and Human Resources, a role which included the management of reputational risk identification and mitigation strategies for the company. She also oversaw the Disney Institute — a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world. Ms. Morgan currently serves on the Board of Directors of Chesapeake Utilities Corp., where she chairs the Compensation Committee and serves on the Nominating and Corporate Governance committee, and the Board of Directors of Marriott Vacations Worldwide Corporation, where she chairs the Compensation Committee and serves on the Nominating and Governance Committees. She previously served on the Board of Directors of CNL Healthcare Properties II, Board of Directors and the Compensation and Audit Committees of CNL Hotels & Resorts, Inc. and the Board of Directors of CNL Bancshares, Inc. In addition, Ms. Morgan is the past Chair and is a former member of the Board of Trustees for the University of Florida. Ms. Morgan is a former member of the Board of Directors and past Chairman of Orlando Health, where she led the creation of a risk management process for this large multi-hospital system. She also previously served as Chairman of the national board for the Children’s Miracle Network. Ms. Morgan received her Bachelor of Arts degree in organizational communications from Rollins College.
The Board of Trustees has determined that Ms. Morgan’s experience serving as a board member of both private and public companies, her previous experience overseeing the Disney Institute and her prior service as a senior manager at Walt Disney World Company provide her with extensive knowledge of innovation and customer service, a solid foundation in media relations, risk management, and government relations and “best practice” expertise in human capital and the customer experience.

John M. Sabin Class II Trustee Age: 67 Trustee since June 2003 Committees Served: Audit (Chair) Acquisition Compensation NCG Other Public Company Boards: None
Mr. Sabin is the Executive Vice President and Chief Financial Officer of Revolution LLC as well as the Chief Financial Officer of The Stephen Case Foundation and the Case Family Office. Prior to joining Revolution, he was the Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc., a private healthcare information technology outsourcing and consulting firm. Mr. Sabin has also served as a finance executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc., all of which were public companies at the time of his service. Mr. Sabin has had experience in commercial leasing with a national law firm, real estate transactions with national hospitality and health care firms, commercial real estate financing, IPOs, as well as experience as an audit committee and board member of several other public companies. Mr. Sabin has received a Bachelor of Science degree in Accounting and in University Studies; a Master of Accountancy and a Master of Business Administration from Brigham Young University, and he also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.
Mr. Sabin’s qualifications to serve on the Board of Trustees include his substantial hospitality industry experience, as well as his substantial legal, finance and accounting experience. His service as both General Counsel and Chief Financial Officer of various companies provides the Board of Trustees with valuable insights with respect to finance, accounting, legal and corporate governance matters. He also has prior public company experience as a Chief Financial Officer and finance executive, as well as a director or trustee.

Executive Officers
In addition to Hasu P. Shah, the Company’s executive Chairman of the Board and a nominee for election as a Class II Trustee, and Jay H. Shah, the Company’s Chief Executive Officer and a Class I Trustee, whose biographical information appears above, the Company’s executive officers include:

Neil H. Shah President and Chief Operating Officer Age: 48	Mr. Neil H. Shah has served as the Company’s President and Chief Operating Officer since 2006. Mr. Shah has led the Company’s hotel acquisitions, development, and asset management platforms since 2000. Prior to Hersha, Mr. Shah served as a Director and Consultant with The Advisory Board Company and the Corporate Executive Board, strategy research firms based in Washington D.C. Mr. Shah is past Chairman of the Institutional Real Estate Finance Advisory Council (IREFAC) of the American Hotel & Lodging Association and serves on the executive committee of the Board of Trustees for the National Constitution Center and the Florida Council of 100. Mr. Shah is a Research Sponsor of the Zell-Lurie Real Estate Center at the Wharton School and a member of the Real Estate Board at the University of Miami Business School. Mr. Shah earned a Bachelor of Arts in political science and a Bachelor of Science in management with honors from the University of Pennsylvania and The Wharton School of Business. He earned his MBA from Harvard Business School. Mr. Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board and Class II Trustee, and brother of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee Nominee.

Ashish R. Parikh Chief Financial Officer and Assistant Secretary Age: 52
Mr. Parikh has been the Company’s Chief Financial Officer since 1999. Prior to joining the Company, Mr. Parikh was an Assistant Vice President in the Mergers and Acquisition Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing. Mr. Parikh has also been employed by Tyco International, Ltd. and practiced as a Certified Public Accountant with Ernst & Young LLP. Mr. Parikh received his Master of Business Administration from The Stern School of Business at New York University (NYU) and a Bachelor’s degree in Business Administration from the University of Massachusetts at Amherst. Mr. Parikh is currently a board member of the Center for Real Estate Finance at NYU’s Stern School of Business, The Tisch Center at NYU, Philadelphia Real Estate Council, and a member of the M&T Bank Directors Advisory Council.

Michael R. Gillespie Chief Accounting Officer and Assistant Secretary Age: 49	Mr. Gillespie has served as the Company’s Chief Accounting Officer since 2005. Prior to joining Hersha Hospitality Trust, Mr. Gillespie was Manager of Financial Policy & Controls for Tyco Electronics Corporation, a publicly traded global manufacturer of electronic components where he played a key role in developing the company’s Sarbanes-Oxley compliance program. He has also been a Senior Manager in the Audit and Assurance Practice at KPMG LLP and Experienced Manager in the Audit and Business Advisory Practice at Arthur Andersen LLP. Mr. Gillespie received his Business Administration Bachelor’s degree in accounting from Bloomsburg University of Pennsylvania. Mr. Gillespie is a licensed Certified Public Accountant. Mr. Gillespie is currently a board member and serves as an executive committee member of the Bloomsburg University Foundation.
David L. Desfor Treasurer and Corporate Secretary Age: 61	Mr. Desfor has served as the Company’s Treasurer since December 2002 and as Corporate Secretary since April 2007. Previously, Mr. Desfor gained lodging experience as a principal and comptroller of lodging organizations. Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels. Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.
MEETINGS OF THE BOARD OF TRUSTEES
The Company’s business is managed under the general direction of the Board of Trustees as provided by the Company’s Bylaws and Maryland law. The Board of Trustees holds regular quarterly meetings during the Company’s fiscal year and holds additional meetings as needed in the ordinary course of business. The Board of Trustees held a total of five meetings during 2021. Each of the trustees attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.
Executive Sessions
The Company believes that it is important to promote open discussion among the independent trustees, and it schedules regular executive sessions in which those trustees meet without management and non-independent trustee participation. In 2021, the independent trustees met in executive session four times. Mr. Landry, who has been designated by the Board of Trustees as Lead Independent Trustee, chairs these executive sessions of the independent trustees.

Trustee Attendance at the Annual Meeting
The Board of Trustees has adopted a policy regarding trustee attendance at the annual meeting which specifies that all trustees should attend the annual meeting. All of the trustees that served on the Board of Trustees at the time of the 2021 annual meeting of shareholders (held virtually) were in attendance virtually. For the 2022 annual meeting (being held virtually), our trustees are expected to attend virtually.

Committees of the Board of Trustees
The Board of Trustees presently has an Audit Committee, Compensation Committee, Acquisition Committee and a Nominating and Corporate Governance (“NCG”) Committee. In addition, the Audit Committee established the Risk & Environment, Social, Governance (“Risk & ESG”) Sub-Committee to focus on oversight of the Company’s risk management processes. The Board of Trustees may, from time to time, form other committees as circumstances warrant. These committees have authority and responsibility as delegated by the Board of Trustees.
Audit Committee

Members: John M. Sabin (Chair) Jackson Hsieh Thomas J. Hutchison III Donald J. Landry Dianna F. Morgan Meetings in 2021: 8
The Audit Committee is responsible for engaging the Company’s independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence and qualifications of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls.
In 2010, the Audit Committee established a Risk Sub-Committee, composed of members of the Audit Committee, to focus on oversight of the Company’s enterprise risk management processes. In 2021, the role of the Risk Sub-Committee was expanded to include oversight of the Company’s environmental, social, and governance efforts and was renamed the Risk & ESG Sub-Committee. For more information, please see “Risk & ESG Sub-Committee” below.
The Board of Trustees established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Audit Committee all meet the NYSE’s and the SEC’s standards of independence as currently in effect. The Board of Trustees has determined that Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Trustees has also determined that each of the members of the Audit Committee is financially literate, as such term is interpreted by the Board of Trustees. For more information, please see “The Audit Committee Report” below.

Risk & ESG Sub-Committee

Members: Dianna F. Morgan (Chair) Thomas J. Hutchison III Donald J. Landry Meetings in 2021: 2
The Risk & ESG Sub-Committee of the Audit Committee has oversight responsibilities with regard to (a) the assessment and review of enterprise risk risks inherent in our business (b) the Company’s risk management policies, activities and controls, (c) recommending to the Board of Trustees environmental, social, and governance (“ESG”) guidelines applicable to the Company, and (d) supporting the Board in its annual review of ESG performance. The Sub-Committee’s role includes:
•Evaluation of the Company’s strategy, practices and policies as it pertains to ESG initiatives and related risks and opportunities including 1) environmental and climate impact (energy usage, water consumption, and waste generation), 2) human capital (workplace health and safety, initiatives to promote diversity and inclusion, and human rights practices), and 3) cyber security
•Review of applicable environmental, social, legislative, and regulatory policy trends compliance with laws, regulations; and third party ESG reporting standards;
A written charter for the Risk & ESG Sub-Committee has been adopted and a current copy is available on the Company’s website, www.hersha.com.

Compensation Committee

Members: Thomas J. Hutchison III (Chair) Jackson Hsieh Michael A. Leven Dianna F. Morgan John M. Sabin Meetings in 2021: 2
The Compensation Committee makes recommendations to the Board of Trustees with regard to compensation for the Company’s executive officers and administers the Company’s equity incentive plan. Subject to applicable law, the Compensation Committee may form and delegate its authority to subcommittees or executive officers when appropriate. At its meetings, the Compensation Committee discussed relevant topics regarding executive compensation and established a formal compensation plan for all officers and trustees.
The Board of Trustees has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Compensation Committee all meet the NYSE’s standards of independence as currently in effect. All of the members of the Compensation Committee are “non-employee” trustees within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable rules of the SEC and are “non-employee” trustees for the purposes of Rule 16b-3 under the Exchange Act. For more information about the Compensation Committee, please see the “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance (“NCG”) Committee

Members: Michael A. Leven (Chair) Jackson Hsieh Donald J. Landry Dianna F. Morgan John M. Sabin Meetings in 2021: 1
The NCG Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the trustee nominees to stand for election by our shareholders, recommending to the Board the trustees to serve on each of the Board’s committees, and, in some cases, makes recommendations regarding the election of officers. The NCG Committee also develops and recommends to the Board of Trustees a set of corporate governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of trustees and executive officers and remains informed about existing and new corporate governance standards mandated by the SEC and the NYSE. The NCG Committee also evaluates the performance of the Board of Trustees and all of the Committees on an annual basis.
The Board of Trustees has adopted a written charter for the NCG Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the NCG Committee all meet the NYSE’s standards of independence as currently in effect.

Acquisition Committee

Members: Donald J. Landry (Chair) Jackson Hsieh Thomas J. Hutchison III Michael A. Leven John M. Sabin Meetings in 2021: 4
The Acquisition Committee establishes guidelines for acquisitions and dispositions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions and dispositions presented by management. The Acquisition Committee makes recommendations to the Board and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions.
The Board of Trustees has adopted a written charter for the Acquisition Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Acquisition Committee all meet the NYSE’s standards of independence as currently in effect.

TRUSTEE COMPENSATION
Compensation of Non-Employee Trustees
To support the Company’s initiatives to preserve liquidity and contain costs, after the onset of the pandemic, the Board of Trustees responded swiftly by electing all non-employee trustee compensation to be paid in the Company’s restricted common shares for the remainder of 2020. The non-employee trustees waived any premium typically provided for electing board compensation to be paid in the Company’s common shares. In 2021, the Board of Trustees resumed its pre-pandemic compensation program, using a mix of cash and equity but continued to hold the rates of compensation at 2020, 2019, and 2018 levels, effectively forgoing any increase in compensation for the past four years.
The Board of Trustees believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee trustees. The Compensation Committee has determined that any executive officer who serves on the Board of Trustees will not receive any fees for service on the Board of Trustees. The key components of our trustee compensation program are annual retainer, fees for committee membership, annual share grants and restricted share grants, and additional compensation to committee chairs and the Lead Independent Trustee.
As discussed in “Compensation Discussion and Analysis— Independent Compensation Consultant” below, the Compensation Committee engaged Ferguson Partners Consulting L.P. (“FPC”) as its compensation consultant to assist it in reviewing and determining, among other things, the compensation paid to non-employee trustees in 2021. The Compensation Committee, based on the recommendations of FPC, approved the Company’s 2021 compensation program for non-employee trustees, effective as of January 1, 2021.
The elements and amounts of compensation payable to our non-employee trustees in 2021 remained unchanged from the 2020, 2019 and 2018 programs. For 2021, 2020, 2019 and 2018, the compensation program included the following elements:
•Annual Retainer – Non-employee trustees received an annual retainer of $65,000.
•Lead Trustee and Committee Chair Fees – For service in the capacity of Lead Trustee or committee chairperson, non-employee trustees received an annual fee in the following amounts:

Lead Trustee	$20,000
Audit Committee Chair	$20,000
Risk Sub-Committee Chair	$15,000
Compensation Committee Chair	$20,000
Nominating & Corporate Governance Chair	$15,000
Acquisition Committee Chair	$15,000
•Committee Membership Fees – For service as a member of the Board’s committees, non-employee trustees, including committee chairpersons, received an annual fee in the following amounts:

Audit Committee	$10,000
Risk Sub-Committee	$7,500
Compensation Committee	$10,000
Nominating & Corporate Governance	$7,500
Acquisition Committee	$10,000
•Annual Share Based Compensation – Each of the Company’s non-employee trustees received a semi-annual grant of common shares, each equal to a value of approximately $45,000. The number of shares issued for each fully vested grant was determined based on the per share volume weighted average trading price (“VWAP”) of the Company’s common shares on the NYSE for the 20 trading days prior to the grant date.
•Multi-Year Share Based Compensation – On June 1, 2021, each non-employee trustee received 1,500 restricted common shares, 33% of which vested in January of 2022, 33% of which will vest in January of 2023, and the remainder of which will vest in January of 2024.
In addition, on January 13, 2021 each non-employee trustee received a supplemental grant of 2,000 restricted common shares, 33% of which vested immediately, 33% of which vest in January of 2022, and the remainder of which will vest in January of 2023. These restricted shares were issued as compensation for the additional time and effort required to oversee the Company’s actions to mitigate the impact of the pandemic.
The Company reimburses all trustees for their reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees.
Non-employee trustees are allowed to make a voluntary election to receive any portion of their cash board compensation in the form of common equity valued at a 25% premium to the cash that would have been received.
With a substantial component of Trustee compensation paid in the Company’s equity, these programs promote Trustee alignment with shareholders. These programs and the voluntary elections made by our Trustees to receive equity in lieu of cash resulted in 73% of all Trustee compensation in 2021 to be paid in equity.
The following table presents information relating to compensation of the non-employee trustees for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	2021 Total ($)

Jackson Hsieh	—	285,854	285,854
Thomas J. Hutchison III	61,250	219,974	281,224
Donald J. Landry	70,000	237,074	307,074
Michael A. Leven	75,000	182,571	257,571
Dianna F. Morgan	115,000	128,057	243,057
John M. Sabin	122,500	128,057	250,557

(1)See table below for additional disclosure of stock awards issued to non-employee trustees.

The following table presents information relating to stock awards included in the compensation of the non-management trustees for the fiscal year ended December 31, 2021:

			Shares Elected in Lieu of Cash Board Fees
Name	Semi-Annual Share Grants (1) ($)	Multi-Year Share Award Grant (2) ($)	Annual Retainer(3) ($)	Lead Trustee, Committee Chair, and Committee Membership(4) ($)	Total ($)

Jackson Hsieh	94,612	33,445	109,017	48,780	285,854
Thomas J. Hutchison III	94,612	33,445	54,514	37,402	219,974
Donald J. Landry	94,612	33,445	109,017	—	237,074
Michael A. Leven	94,612	33,445	54,514	—	182,571
Dianna F. Morgan	94,612	33,445	—	—	128,057
John M. Sabin	94,612	33,445	—	—	128,057
(1)Represents the aggregate grant date fair value of semi-annual share grants computed in accordance with FASB ASC 718. Common shares granted pursuant to these awards are fully vested on the grant date. The number of common shares granted was determined by dividing the dollar amount of the grant by the VWAP for the Company’s common shares for a 20-trading day period prior to the date of grant (“20-Day VWAP”). The grant date fair value of the common shares granted equals the number of common shares granted multiplied by the closing common share price on the NYSE on the date of the grant for each non-employee trustee as follows:

Date of Grant	Amount of Grant	20-Day VWAP	Number of Common Shares Granted	Closing Share Price on NYSE
June 1, 2021	$45,000	$10.87	4,140	$11.31
January 3, 2022	$45,000	$ 9.04	4,978	$ 9.60
(2)Represents the aggregate grant date fair value of multi-year share awards computed in accordance with FASB ASC 718. The grant date fair value of the restricted common shares granted on January 13, 2021 equals the number of common shares granted (2,000 restricted common shares) multiplied by the closing common share price of $8.24 on the NYSE on the date of the grant. The grant date fair value of the restricted common shares granted on June 1, 2021 equals the number of common shares granted (1,500 restricted common shares) multiplied by the closing common share price of $11.31 on the NYSE on the date of the grant.
(3)Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s annual cash retainer, otherwise payable in cash, computed in accordance with FASB ASC 718. Common shares granted pursuant to these awards were restricted and became fully vested on January 3, 2022. The grant date fair value of the restricted common shares granted on June 1, 2021 equals the number of common shares granted multiplied by the closing common share price of $11.31 on the NYSE on the date of the grant. The following trustees received shares by making this election: Mr. Hsieh (9,639 shares), Mr. Hutchison (4,820 shares), Mr. Landry (9,639 shares), and Mr. Leven (4,820 shares).
(4)Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s Lead Trustee, Committee Chair and Committee Membership fees, otherwise payable in cash, computed in accordance with FASB ASC 718. Common shares granted pursuant to these awards are fully vested on the grant date. The grant date fair value of the common shares granted on June 1, 2021 equals the number of common shares granted multiplied by the closing common share price of $11.31 on the NYSE on the date of the grant. The following trustees received shares by making this election: Mr. Hsieh (4,313 shares) and Mr. Hutchison (3,307 shares).
Trustee Ownership Guidelines
Non-employee trustees are required to maintain share ownership of at least five times their annual retainer and have three years from the date they are appointed to comply with share ownership guidelines. For the purpose of these guidelines, a person shall be deemed to own all Company shares beneficially owned by such person within the meaning of the United States federal securities laws, including for these purposes preferred shares of the Company, common shares of the Company, operating partnership units (including LTIP Units) in Hersha Hospitality Limited Partnership and other securities issued by the Company or its subsidiaries that are exercisable for, convertible into or exchangeable for common shares of the Company.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information, known by the Company as of March 31, 2022, regarding the beneficial ownership of the Company’s common shares by (i) each of the Company’s trustees and trustee nominees, (ii) each of the Company’s named executive officers and (iii) the Company’s trustees and executive officers as a group.
At March 31, 2022, there were 39,354,893 common shares outstanding. Except as set forth in the footnotes to the table below, each of the individuals identified in the table has sole voting and investment power over the common shares. The address for each of the Company’s trustees, trustee nominees and named executive officers is c/o Hersha Hospitality Trust, 44 Hersha Drive, Harrisburg, Pennsylvania 17102.

	Class A Common Shares
Name of Beneficial Owner	Number of Shares/Units Beneficially Owned(1)		Percentage of Class Beneficially Owned(2)
Hasu P. Shah	760,485	(3)	1.9%
Jay H. Shah	2,822,620	(4)	6.8%
Neil H. Shah	2,733,901	(5)	6.6%
Ashish R. Parikh	783,847		2.0%
Michael R. Gillespie	402,268		1.0%
David L. Desfor	58,676	(6)	*
Jackson Hsieh	92,327		*
Thomas J. Hutchison	117,587		*
Donald J. Landry	147,109		*
Michael A. Leven	106,114		*
Dianna F. Morgan	83,995		*
John M. Sabin	93,872	(7)	*
All executives officers, trustees, and trustee nominees as a group (12 persons)	8,202,801		20.8%

*    Represents less than one percent of the outstanding shares of the Class A common shares.
(1)Includes the total number of common shares issuable upon redemption of partnership units and LTIP Units in Hersha Hospitality Limited Partnership, the Company’s operating partnership subsidiary (the “Operating Partnership” or “HHLP”). Subject to certain restrictions, LTIP Units are convertible into an equivalent number of partnership units. Partnership units are redeemable by the holder for cash, or, at the Company’s option, an equivalent number of common shares.
(2)The total number of common shares outstanding used in calculating the percentage ownership of each person assumes that the partnership units and LTIP Units held by such person, directly or indirectly, are redeemed for common shares and none of the partnership units and LTIP Units held by other persons are redeemed for common shares, notwithstanding that not all of the LTIP Units have vested to date.
(3)Includes: (i) 113,874 common shares issuable upon redemption of partnership units that are currently redeemable; and (ii) 224,556 common shares, all of which are held by Shree Associates, a family limited partnership that is controlled by Mr. Hasu Shah. Excludes: (i) 132,917 common shares issuable upon the redemption of partnership units that are currently redeemable and held by the Jay and Susie Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (ii) 114,334 common shares issuable upon the redemption of partnership units that are currently redeemable and held by the Neil and Juhi Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee. Mr. Hasu Shah disclaims beneficial ownership of the common shares issuable upon the redemption of partnership units and the partnership units held by the two family trusts for which he is the trustee, and this disclosure shall not be deemed an admission that Mr. Hasu Shah is the beneficial owner of these common shares or partnership units for purposes of Section 16 or for any other purpose.

(4)Includes: (i) 89,889 common shares issuable upon redemption of partnership units that are currently redeemable; (ii) 75,000 common shares owned and 132,917 common shares issuable upon redemption of partnership units that are currently redeemable, all of which are held by the Jay and Susie Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (iii) 182,574 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Hasu and Hersha Shah 2004 Trust FBO Jay H. Shah, in which the trustee is an unaffiliated third party. The partnership units held by the Hasu and Hersha Shah 2004 Trust FBO Jay H. Shah have been pledged as security to a third party.
(5)Includes: (i) 78,736 common shares issuable upon redemption of partnership units that are currently redeemable; (ii) 75,000 common shares owned and 114,334 common shares issuable upon redemption of partnership units that are currently redeemable, all of which are held by the Neil and Juhi Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (iii) 208,054 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Hasu and Hersha Shah 2004 Trust FBO Neil H. Shah, in which the trustee is an unaffiliated third party. The partnership units held by the Hasu and Hersha Shah 2004 Trust FBO Neil H. Shah have been pledged as security to a third party.
(6)Includes 52,976 common shares issuable upon redemption of partnership units held by Mr. Desfor.
(7)Includes 287 common shares that are held indirectly by Mr. Sabin’s wife and with respect to which he shares voting and investment power.
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY
The following table sets forth certain information as of March 31, 2022, with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to the Company to be the beneficial owner of five percent or more of the Company’s common shares.

	Common shares
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class(1)

BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	5,443,785	13.8%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,679,321	6.8%

(1)Percentages are based on 39,354,893 common shares outstanding as of March 31, 2022.
(2)Information based solely on Amendment No.15 to a Schedule 13G filed with the SEC on January 27, 2022 by Blackrock, Inc. which has reported sole voting power over 5,384,254 common shares and sole dispositive power over 5,443,785 common shares.
(3)Information based solely on Amendment No. 15 to a Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. The Vanguard Group Inc. has disclosed that is has sole voting power over 0 common shares, sole dispositive power over 2,644,764 common shares, shared voting power over 20,365 and shared dispositive power over 34,557 common shares.

COMPENSATION COMMITTEE REPORT
Review of Compensation Discussion and Analysis
The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Trustees that it be included in this proxy statement and our Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee were an officer or employee of the Company or any of its subsidiaries during 2021 or any prior period. No executive officer of the Company served as a member of the Compensation Committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a trustee of the Company.

The Company’s regular filings with the SEC and its trustees’ and executive officers’ filings under Section 16(a) of the Exchange Act are also available on the Company’s website.

COMPENSATION COMMITTEE,

Thomas J. Hutchison III (Chair)
Jackson Hsieh
Michael A. Leven
Dianna F. Morgan
April 14, 2022	John M. Sabin

COMPENSATION DISCUSSION AND ANALYSIS
This section of the proxy statement explains the type and amount of compensation provided to the Company’s NEOs in 2021, as well as the principles and processes that the Compensation Committee of the Board of Trustees follows in determining such compensation. The NEOs consist of the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the Company’s three other most highly paid executive officers as of December 31, 2021.

The NEOs for 2021 are as follows:

•Hasu P. Shah, the Company’s Chairman of the Board;
•Jay H. Shah, the Company’s Chief Executive Officer;
•Neil H. Shah, the Company’s President and Chief Operating Officer;
•Ashish R. Parikh, the Company’s Chief Financial Officer and Assistant Secretary; and
•Michael R. Gillespie, the Company’s Chief Accounting Officer and Assistant Secretary.
The NEOs named above were also NEOs in 2019 and 2020.

COVID-19 Global Pandemic Impact on the Lodging Industry and Recap of 2021 Company Business

Due to the COVID-19 pandemic and the effects of travel restrictions both globally and in the United States, in 2020 the hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. The global impact of the pandemic evolved rapidly and, in the United States, certain states and cities, including most of the states and cities where we own properties, reacted by instituting various restrictive measures such as quarantines, restrictions on travel, school closings, "stay at home" orders and restrictions on types of business that may continue to operate. The lodging industry experienced an unprecedented pace of transient and group cancellations related to the outbreak and spread of COVID-19. The demand shock was devastating to all sectors of the economy related to travel, hospitality and tourism and our business, significantly impacting 2021.

As the depth and pervasiveness of the extraordinary global crisis became apparent and historic measures of performance became irrelevant, the management team, which has successfully navigated across three previous cycles, focused its efforts on:
•Liquidity generation,
•Balance sheet flexibility,
•Expense reduction measures, and
•Exploration of long-term, strategic objectives.

While still significantly underperforming pre-pandemic results, the lodging industry began its recovery in 2021 but the prolonged nature of the pandemic, and its impact on our industry, requires management to continue to focus on liquidity, balance sheet flexibility, expense reduction, and long-term strategic objectives.

2021 Performance Highlights

As significant challenges remained in 2021 after the lodging industry was devastated in 2020, the Company notes several highlights for the year:

Executive Summary

Against the backdrop of the pandemic, the Compensation Committee maintained its objectives for the Company’s executive compensation program -- to attract, retain and motivate experienced and talented executives who can help maximize shareholder value. Over the past four years, our executive team elected to receive all cash incentive compensation in the form of the Company’s common equity, closely aligning their interests with the interests of the Company’s shareholders. The CEO and COO combined own more than 13% of the Company’s stock. In an environment where the value of equity in lodging real estate companies continues to be depressed, the Compensation Committee focused the executive compensation program for 2021 to retain the executive team and structure a NEO compensation program for achievements that would ensure the Company is positioned to outperform in the lodging industry recovery.

The Company believes that a significant portion of the compensation paid to executive officers should be closely aligned with the Company’s performance on both a short-term and long-term basis. In past years, the executive team’s short-term focused compensation was determined by performance metrics that drove shareholder value, such as Adjusted Funds From Operations (“AFFO”), EBITDA, RevPAR and Fixed Charge Coverage Ratio. With these historic lodging REIT performance metrics made irrelevant by the impact of the COVID-19 pandemic on travel in the United States, the Compensation Committee determined short-term executive compensation programs would be focused on actions that would preserve and enhance shareholder value, such as 1) liquidity generation, 2) balance sheet flexibility, 3) expense reduction measures, 4) exploration of long-term, strategic objectives, and 5) environmental, social, and governance achievements.

The impact of this global pandemic will be felt by the lodging industry for years to come. Full recovery for hotel owners is not expected to be realized for four or more years from the beginning of the pandemic. However, the Company believes its long-term focused compensation programs, which are driven by Total Shareholder Return (“TSR”), on an absolute and relative basis, and relative RevPAR performance, both over a three-year performance period, continue to align the executive team with the long-term interests of the shareholders and the program remained unchanged from programs put in place in previous years.

In addition, we believe a significant portion of compensation should be in the form of the Company’s common shares to more fully align the interests of the Company’s executives and its shareholders and to mitigate any risks associated with pay-for-performance components of our compensation program. Our program consists of rigorous goals, is targeted towards outperformance, and aligns management with investors. Our short term and long-term incentives are tied 100% to performance.

While the past two years have been defined by dramatic change, where norms and historic references have been rendered irrelevant, the following aspects of our pay practices continue unchanged:

☑ WHAT WE DO	☒ WHAT WE DO NOT DO
The Company ties NEO pay to performance. For 2021, 83% of the CEOs’ and 79% of the other NEOs’ target pay potential was performance-based and at-risk. The Company sets clear goals for company performance.

The Company has no contractual arrangements for minimum or guaranteed payouts (other than base salary which, for 2021, was only 17% of the CEO’s and 21% of the other NEOs’ target pay potential). There are no guarantees in place for any potential changes to our NEOs’ base salaries, cash incentive payments or equity awards.

The Company mitigates undue risk, including retention provisions, multiple performance targets, and robust Board and management processes to identify risk. The Company will clawback bonuses and other incentive-based and equity-based compensation when misconduct results in a financial restatement.
The Compensation Committee does not believe the executive compensation program creates risks that are reasonably likely to pose a material adverse impact to the Company.
The Company has reasonable post-employment and change in control provisions. The employment agreements with the NEOs generally provide for cash payments after a change in control only if the NEO is also terminated without cause or voluntarily resigns for good reason within one year of the change in control (a double-trigger).

The Company does not have any tax gross-up provisions for any of the NEOs and maintains that it will not enter into an agreement with a new executive officer that includes a tax gross-up provision with respect to payments contingent upon a change in control.

The Compensation Committee benefits from its utilization of an independent compensation consulting firm. The reports prepared by the compensation consulting firm are used by the Compensation Committee to set executive compensation at levels that are intended to be competitive with the Company’s industry peers.
The Company’s compensation consulting firm does not provide any other services to the Company or management.
The Company has adopted share ownership guidelines for the NEOs. In addition, the Company implemented requirements for the NEOs to hold shares granted for one year beyond vesting.
The Company has not used options or share appreciation rights. If used, the Company would not reprice these securities if they were underwater. The Company does not pay dividends on unvested performance shares.

Only customary perquisites, such as health and insurance benefits, are provided. Perquisites represent only a small portion of the total NEO compensation.	The Company does not have deferred compensation or pension plans and does not provide perquisites to the NEOs that would be considered significant or extraordinary.

Pay-for-Performance

Pay-for-performance has always been and continues to be an important cornerstone of the Company’s compensation philosophy. The design of our compensation program resulted in almost 83% of our CEO target compensation and 79% of the target compensation of all other NEOs being performance based (at risk):

SHORT-TERM INCENTIVE PROGRAM (STIP) – One hundred percent (100%) of the potential incentive under the 2020 STIP was based on the achievements related to 1) liquidity generation, 2) balance sheet flexibility, 3) expense reduction measures, 4) exploration of long-term, strategic objectives, and 5) achievement environmental, social, and governance goals. The STIP program entitles executives to cash compensation for earned awards. The Compensation Committee has adopted a policy that allows NEOs to individually elect to receive awards earned under the STIP in equity. Common shares or LTIP Units issued in lieu of cash for STIP awards are subject to a two-year vesting period from the end of the performance period and are subject to forfeiture. All of the NEOs voluntarily agreed to take 100% of any potential payouts from the STIP for 2021 in LTIP Units issued by the Company’s operating partnership and waived all potential cash payouts for 2021.

LONG-TERM INCENTIVE PROGRAM (LTIP) – The NEOs voluntarily waived all potential payouts from the 2019 LTIPs in order to show further alignment with our shareholders due to the difficult operating environment that the Company faced in 2021 as described above. Under the 2020 LTIP, performance is measured based on the Company’s achievement of absolute total shareholder return and total shareholder return relative to a predetermined peer group, as well as RevPAR growth relative to a predetermined peer group, over a three-year period. Under the 2021 LTIP, 50% of the award is subject to time-based vesting and for 50% of the award performance is measured based on the Company’s achievement of absolute total shareholder return and total shareholder return relative to a predetermined peer group, as well as RevPAR growth relative to a predetermined peer group, over a three-year period. If earned, the awards are settled in the form of common shares issued by the Company or LTIP Units issued by the Company’s operating partnership.

STIP Equity Election
To promote long-term alignment, the Compensation Committee maintains a policy that allows NEOs to elect to receive cash awards under the STIP in the form of common shares issued by the Company or LTIP Units issued by the Company’s operating partnership, at a 25% premium. For 2021, each NEO elected to receive 100% of any payouts earned under the STIP in LTIP Units. For the fifth consecutive year, the only cash compensation received by the NEOs was base salary.

As a result, 86% of CEO potential target compensation and 81% of all other NEO potential target compensation is settled in equity:

TOTAL TARGET COMPENSATION
BEFORE STIP Equity election	AFTER STIP Equity election

57%
Equity Based
CEO
43%
Cash Based
84%
Paid in Equity
CEO
16%
Paid in Cash
57%
Equity Based
All Other NEOs
43%
Cash Based
83%
Paid in Equity
All Other NEOs
17%
Paid in Cash

Shareholder Interest Alignment
We believe that the STIP and LTIP components of our 2021 compensation program, further support and enhance long-term shareholder value by incentivizing long-term performance and aligning the interests of the NEOs and the shareholders. Additionally, paying 80% or more of our NEO compensation in restricted equity awards mitigates potential risks associated with traditional pay-for-performance variations from year to year and is a helpful tool in retaining senior executives. Equity remains an important component of the Company’s executive compensation program, with equity award target potential (including STIP awards elected in equity) accounting for almost 84% of the program’s target compensation for our CEO and 83% of the program target compensation of our other NEOs. All equity awards granted to the NEOs in 2021 were in the form of restricted equity that, once earned based on prior performance, subsequently vest over time and are required to be owned for a minimum of one year after the vesting date and therefore have a significant retention element. Before these awards are earned, as described above, significant value is at risk for the NEOs.

As described under “—Stock Ownership Guidelines” below, the Company has formal stock ownership guidelines that require:
•the Company’s non-employee trustees, within three years of becoming a trustee, to own Company shares equal in value to at least five times the annual cash retainer paid to non-employee trustees;
•the Company’s executive officers to own Company shares equal in value to a multiple of such executive’s base salary as follows: Chairman of the Board (4 times); Chief Executive Officer (6 times); President and Chief Operating Officer (6 times); Chief Financial Officer (3 times); and Chief Accounting Officer and all other executive officers (1 times); and
•the Company’s executive officers to own Company shares received from vesting of share awards for a minimum of one year after the vesting date.
For purposes of these guidelines, units of limited partnership interest issued by the Company’s operating partnership are considered “Company shares.”

Compensation and Corporate Governance
The Compensation Committee believes that solid corporate governance should be reinforced through the Company’s executive compensation programs and has adopted the following policies with regard to share ownership and compensation that are intended to promote good corporate governance:
•hedging of Company shares is prohibited;
•if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting under federal securities law, the Company will “clawback” any bonus or other incentive-based or equity-based compensation received by the NEOs from the Company during the twelve month period following the first issuance or filing of the financial statements that are required to be restated and any profits realized from the sale of the Company’s securities during such twelve month period; and
•Pledges of Company shares by Trustees and NEOs are prohibited.
Compensation Principles
The Compensation Committee designs and oversees the Company’s compensation policies and approves compensation for the NEOs. Each year, the Compensation Committee’s goal is to create an executive compensation program for the NEOs that is linked to the creation of shareholder value. To accomplish this goal, the executive compensation program for the NEOs is designed to:
•Support the Company’s business strategy—The Compensation Committee seeks to align executive compensation programs for the NEOs with business strategies focused on long-term growth and sustained shareholder value. The programs are designed to motivate the NEOs to overcome challenges and exceed company goals.
•Pay for performance—The Compensation Committee places a large portion of the NEOs’ pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals. The Company pays higher compensation when goals are exceeded and lower compensation when goals are not met.
•Pay competitively—The Compensation Committee sets target compensation to be competitive with its peer group. We set “maximum” objectives that if achieved may place the compensation paid to the NEOs above the median compared to the peer group.
Compensation Objectives
In designing the executive compensation programs for the NEOs, the objectives are to:

•drive superior business and financial performance by designing programs that motivate the NEOs to achieve or exceed goals within their control;
•attract, retain and motivate the right people in the right job by rewarding NEOs that perform at a high level;
•align the long-term interests of the NEOs and the shareholders by building significant ownership of common shares into our annual and multi-year equity incentive programs;
•focus on long-term results, such as total shareholder return; and
•create a balanced executive compensation program that utilizes elements that discourage excessive risk taking.

Independent Compensation Consultant
The Compensation Committee engaged FPC during 2021 as its independent compensation consultant. FPC advised and did extensive work with the Compensation Committee Chairman to create the Executive compensation program for 2021. FPC also provided the Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the Company’s executive compensation program. In addition, FPC advised the Compensation Committee on the design of the compensation program for the Company’s non-employee trustees.

FPC does not work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates. From time to time, FPC receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals.

Process for Determining Executive Compensation
The Compensation Committee structures executive compensation for the NEOs so that total targeted annual compensation opportunities are competitive with comparable positions at companies considered to be the Company’s peers. The Compensation Committee intends for the level of compensation for the NEOs to be competitive with the compensation offered by publicly held companies that are comparable to the Company in relation to size (based on total assets and market capitalization) and industry focus (publicly trading lodging companies, including REITs). The Compensation Committee believes this allows the Company to successfully attract and retain the high caliber executive talent critical to the Company’s long-term success.

In setting executive compensation for the NEOs in 2021, the Compensation Committee considered levels of compensation paid by the following group of publicly traded lodging REIT companies (“2021 Peer Group”):

Company Name	Total Assets (in thousands)	Total Capitalization (in thousands)	Total Room Count	Number of Properties	Number of Employees
Apple Hospitality REIT, Inc.	$4,791	$5,246	28,747	219	63
Chatham Lodging Trust	$1,411	$1,234	6,169	41	17
DiamondRock Hospitality Company	$2,965	$3,411	9,349	33	28
Pebblebrook Hotel Trust	$6,261	$6,369	13,247	53	56
RLJ Lodging Trust	$5,149	$4,515	21,700	98	76
Summit Hotel Properties, Inc.	$2,265	$2,322	11,518	74	46
Sunstone Hotel Investors, Inc.	$3,041	$3,446	8,125	16	42
Xenia Hotels & Resorts, Inc.	$3,087	$3,116	9,659	34	48

25th Percentile	$2,790	$2,917	9,043	34	38.5
Median	$3,064	$3,428	10,589	47	47
75th Percentile	$4,880	$4,697	15,360	80	57.75

Hersha Hospitality Trust	$1,833	$1,881	5,802	36	28
Source: Bloomberg; as of December 31, 2021, Metrics unavailable in Bloomberg were sourced from relevant 10K and Annual reports
The Compensation Committee, with input from FPC and from management, annually reviews the companies included in the peer group. Accordingly, the Compensation Committee may add or eliminate companies based on factors the Compensation Committee deems relevant. The primary criteria evaluated in the selection of the peer group include similarity of business strategy, scope of operations, total market capitalization and total assets. The Compensation Committee excluded certain lodging-focused, self-managed equity REITs with dissimilar business strategies or that were larger and smaller than the companies named above in terms of scope of operations, total assets and market capitalization, such as Host Hotels & Resorts, Inc. and Park Hotels and Resorts.

Based on information provided to the Compensation Committee by FPC, the Compensation Committee determined that the total targeted annual compensation opportunity for each of the NEOs was competitive compared to the 2021 Peer Group.

The following table shows each element of the total annual compensation for 2020 for each NEO compared to the same information for the 2021 Peer Group:

Executive	Benchmark	Base Salary	Non-Equity Incentive	Equity Incentive	Total Annual Compensation
Hasu P. Shah	Chairman	2nd of 3	3rd of 3	3rd of 3	3rd of 3
Jay H. Shah	CEO	7th of 9	9th of 9	8th of 9	9th of 9
Neil H. Shah	COO	5th of 7	7th of 7	1st of 7	2nd of 7
Ashish R. Parikh	CFO	5th of 9	9th of 9	5th of 9	7th of 9
Michael R. Gillespie	CAO	2nd of 3	3rd of 3	2nd of 3	2nd of 3
Although the Compensation Committee seeks to provide total targeted annual compensation opportunities that approximate the 50th percentile of the 2021 Peer Group, the Compensation Committee did not rely exclusively on the 2021 Peer Group data in establishing target levels of compensation and does not have a rigid or formulaic process with regard to using peer data to set target levels of compensation (for example, assigning specific weights or values to each member of the 2021 Peer Group). Instead, the Compensation Committee used the 2021 Peer Group data as one of many tools to assist the Compensation Committee. Survey information provided by FPC to the Compensation Committee assisted the Compensation Committee in confirming the validity of the market competitiveness of the Company’s executive compensation program and provides broader context to the 2021 Peer Group data, as well as provide data for positions where data for the 2021 Peer Group was not available from public filings with the SEC. The Compensation Committee also considered the following factors:

•the competitive data (2021 Peer Group and survey data), focusing on the median of the data as a starting point;
•each NEO’s past and continuing performance;
•each NEO’s scope of responsibility and impact on the Company’s performance and contribution to its long-term success;
•internal equity (i.e., an NEO’s compensation levels relative to his or her peers, direct reports and supervisors);
•the Chief Executive Officer’s recommendations for the other NEOs; and
•the views of the members of the Compensation Committee and the other members of the Board of Trustees on individual contribution based upon routine interaction with the NEOs on corporate and public reporting matters.

In making executive compensation determinations, the Compensation Committee generally considers the results of the most recent shareholder advisory vote on executive compensation. In summary, the Compensation Committee’s process for setting total targeted annual compensation opportunities employs a flexible approach that responds to and adjusts for the evolving business environment. The Compensation Committee believes this approach permits the Company to respond to dynamics in the market for executive talent and provides the Company with flexibility in maintaining and enhancing the NEOs’ engagement, focus, motivation and enthusiasm for the Company’s long-term growth and sustained shareholder value.

Dual Role Structure
Consistent with past practice, the Compensation Committee considered the dual roles that Mr. Neil Shah, President and Chief Operating Officer, serves for the Company in establishing his compensation. Mr. Neil Shah has been and is currently the President and Chief Operating Officer of the Company and continues to serve as the Chief Investment Officer and Head of Asset Management. These roles are typically performed by multiple executive level individuals. The Compensation Committee worked with FPC, our Compensation Consultant, to put together a pay structure for Mr. Neil Shah that incorporates these additional duties and the leadership role that Mr. Neil Shah serves in these dual roles. The Compensation Committee believes that the overall compensation for Mr. Neil Shah is commensurate for the dual roles that he serves within the Company and results in significant savings in non-NEO compensation expense.

In addition, the Compensation Committee considered the compensation of Mr. Neil Shah as a part of a broader analysis of the aggregate pay level of our NEOs to ensure that, on a total pay basis across our executive team, it is appropriate when compared to our peers.

Interaction with Management
Our Compensation Committee regularly meets in executive sessions without management present. Our Chief Executive Officer, considering each of the performance factors outlined below under “Components of Executive Compensation,” annually reviews the compensation for each NEO, other than himself, and makes recommendations to the Compensation Committee regarding any proposed adjustments. Recommendations, if any, for interim modifications to salaries are also based on the factors outlined above and are made by the Chief Executive Officer to the Compensation Committee. Final compensation decisions are ultimately made in the sole discretion of the Compensation Committee.

Components of Executive Compensation
In 2021, the components of executive compensation consisted of the following:
•base salary;
•short term incentive program;
•long-term incentive program; and
•benefits.

Base Salary
Base salary provides the NEOs with a basic level of financial security and promotes the Compensation Committee’s objectives by attracting and retaining top talent. In mid-March of 2020, when the depth and breadth of the COVID-19 global pandemic was just beginning to be understood, the first action taken by the Company’s CEO and COO was to voluntarily reduce their salaries by 50% for the remainder of 2020. In 2021, CEO and COO salary were kept at 2019 levels, thereby forgoing salary increases for three consecutive years. In addition, the Chairman of the Board voluntarily elected to receive his salary in the form of the Company’s common equity and continued to do so in 2021.

Base salaries for the NEOs for 2019, 2020, and 2021 are as follows:

	2019 Base Salary	2020 Base Salary	2021 Base Salary	Increase over 2019
				($)	(%)
Hasu P. Shah	$262,500	$262,500	$262,500	$—	—%
Jay H. Shah	$795,000	$463,750	$795,000	$—	—%
Neil H. Shah	$775,000	$452,083	$775,000	$—	—%
Ashish R. Parikh	$505,000	$505,000	$535,000	$30,000	5.9%
Michael R. Gillespie	$345,000	$322,000	$345,000	$—	—%

Short-Term Incentive Program (“STIP”)
The purpose of the STIP is to reward achievement of annual goals and objectives and provide at-risk, comprehensive pay opportunities linked primarily to company-wide performance. Each year, management proposes and the Compensation Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Trustees. Using goals and objectives thoroughly reviewed by the Board of Trustees, the Compensation Committee rewards participants for achieving performance levels that management has identified and the Board of Trustees believe are critical to creating and sustaining long-term shareholder value.

The Compensation Committee believes the STIP provides the NEOs with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and further aligns the financial interests of the participating NEOs with those of shareholders.

The STIP retains a structured approach to determine awards by measuring against performance on these pre-established metrics. Payouts, if any, to be awarded 50% in cash and 50% in equity. Historically, the STIP emphasized sustained Company-wide financial growth as measured by such metrics as AFFO per share, EBITDA targets, and RevPAR growth, and financial flexibility and balance sheet strength as measured by a fixed charge coverage ratio. These historical performance metrics were made irrelevant in a year where the lodging industry is recovering from the devastating effects of the COVID-19 global pandemic.

As result, the Compensation Committee, working with FPC, management and the full Board of Trustees created the following mix of goals and objectives for the STIP:

The Compensation Committee chose several of the performance objectives described above to align the STIP with the Company’s 2021 objectives as established by management and the Board of Trustees. The Compensation Committee believes liquidity generation, balance sheet flexibility, expense reduction measures, and exploration of long-term strategic objectives are appropriate and effective objectives to enable the Company to best navigate an operating environment brought on by the COVID-19 global pandemic and will best position the Company in the travel industry recovery. In addition, the Company has long been dedicated to quality stewardship of environmental, social and governance practices, which have been formalized under our proprietary sustainability platform, EarthView®, since 2010. The Compensation Committee established performance objectives for the executives to further drive results towards the Company’s environmental, social and governance objectives.

The Compensation Committee chose the relative weights of the performance measures based on the Compensation Committee’s desire to balance operational initiatives that will promote efficient operations and preserve capital with initiatives that position the Company for the inevitable recovery in the travel industry and drive results in the Company’s environmental, social, and governance objectives.

Liquidity Generation: The Company achieved its liquidity generation objectives at high level reflecting the following achievements:
1.Credit Facility Amendment – In February of 2021, we successfully amended our credit facility and obtained liquidity and covenant waivers with terms that allowed the Company to continue business operations for a period of eighteen months. This flexibility allowed for the successful ramp up of our operations and has afforded us the time necessary to pursue a long-term capital structure solution when market conditions and capital markets have stabilized. These amendments were achieved without changing the interest rates charged on the facility. These amendments in 2021 were in addition to the those accomplished at the onset of the pandemic when we were the first company amongst our peers to successfully amend our credit facility and to obtain an additional $100.0 million of liquidity.
2.Sourced Unsecured Capital – Management sourced $150 million of unsecured notes from an affiliate of Goldman Sachs Merchant Bank, generating additional liquidity. With this execution, management was able to negotiate terms for unsecured capital that did not dilute the Company’s shareholders and has favorable prepayment terms, providing flexibility that will allow the Company to take advantage of more stable capital markets when they develop.
3.Asset Sales – Management successfully closed on the sale of six assets with a total value of $216 million. These sales generated $191 million of net proceeds after property level debt payoffs and were executed at a blended EBITDA multiple of 11.7 times and capitalization rate of 7.5% on 2019 operating results. These proceeds have allowed us to pay the arrearage and remain current on our preferred dividends outstanding, to successfully amend our credit facility, and have provided us liquidity to operate our business in and extremely uncertain operating environment in the lodging industry.
Balance Sheet Flexibility: The Company achieved its balance sheet flexibility initiatives at a target level. Accomplishments supporting the Company’s balance sheet flexibility were:
•Successful renegotiation of debt covenants for the Corporate Credit Facility – The active maintenance and our continued conversations and negotiations with our lending group allowed the Company to further amend the Credit facility in February of 2021, providing a waiver of covenants until June of 2022 and allowing for a more favorable covenant calculation when these covenants resume. We had initially renegotiated our debt covenants under our Credit Facility to be waived until June 2021.
•Junior Capital Raise -- In February of 2021, the Company entered into an unsecured notes facility with affiliates of the Merchant Banking business of The Goldman Sachs Group, Inc. (the “GS Purchasers”). This facility provided the Company with an initial $150 million draw at closing and an incremental $50 million delayed draw that can be drawn at the Company’s discretion.
•No equity dilution -- The unsecured notes facility provides the Company with additional liquidity and flexibility to operate our business and meet our funding requirements without diluting our shareholders.
Expense Reduction Measures: The Company achieved its expense reduction measures at a target level. Successful expense reduction measures included:
•Corporate general and administrative reductions - We reduced our corporate general and administrative expense by over 30% from 2019 levels and streamlined our corporate operations.
•Property level asset management initiatives reduced hotel level expense loads – At the onset of the pandemic, the Company acted quickly to close hotels to contain our cash burn. As we reopened hotels and ramped them up in 2021, we worked closely with our hotel operating partners to significantly reduce operating expenses through on-site expense cuts and implementation of asset management initiatives to eliminate contract services, vendor and outsource contracts, utility usage, and purchasing expenses across the portfolio generating near-term and long-term cash savings. Our reduction of property expenses resulted in among the lowest property level breakeven levels and has allowed the Company to become cash flow positive at the property and corporate level ahead of almost all of its lodging REIT peers.

Exploration of Long-Term, Strategic Objectives: The Company achieved its exploration of long-term, strategic objectives at a threshold level:
•Analyzed and vetted opportunities and strategies - Management prepared ample analysis and vetted numerous opportunities and strategies with the Board of Trustees that are intended to drive long-term shareholder value.
Environmental, Social, and Governance Achievements: EarthView® is an industry-leading sustainable hospitality program that includes a Rest Assured™ Cleanliness Program. Through cross-departmental integration of EarthView®, the Company achieved its environmental, social, and governance objectives at a high level:
•Ranked #1 in GRESB’ Public Disclosure among U.S. Hotel peer set in 2021 for the 2nd consecutive year.
•Recognized by Newsweek as of one America’s Most Responsible Companies based on ESG practices.
•Ranked in the Top 2% of real estate companies evaluated by the ISS ESG Corporate Ranking.

The following tables indicate the amounts the participating NEOs may earn for threshold, target and maximum performance and the amount of that was earned under the 2021 STIP:

	Threshold	Target	Maximum	Actual Bonus Earned
	(as a % of 2021 base salary)	(as a % of 2021 base salary)	(as a % of 2021 base salary)	(as a % of 2021 Target)(1)	(in dollars)
Hasu P. Shah	120%	140%	160%	106%	$388,600
Jay H. Shah	240%	300%	380%	112%	$2,671,000
Neil H. Shah	240%	300%	380%	112%	$2,604,000
Ashish R. Parikh	160%	240%	300%	108%	$1,391,000
Michael R. Gillespie	120%	180%	220%	107%	$662,400

(1)Target amounts presented as an aggregate of the target amounts achievable for each component/metric.
The Compensation Committee has adopted a policy that allows the NEOs to elect to receive the cash portion of payouts, if any, under the 2021 STIP in LTIP Units or cash. For payments elected in LTIP Units, the NEO receives a 25% premium. LTIP Units issued are subject to a two-year vesting period from the end of the performance period. For 2021, each NEO elected to receive 100% of any payouts earned under the STIP in LTIP Units. As a result, the Compensation Committee approved the following LTIP Units to be issued to the NEOs: Mr. Hasu P. Shah, 48,361 LTIP Units; Mr. Jay H. Shah, 332,423 LTIP Units; Mr. Neil H. Shah, 324,060 LTIP Units; Mr. Parikh; 173,106 LTIP Units; and Mr. Gillespie, 82,434 LTIP Units. The LTIP Units awarded were determined by the sum of the dollar amount of 1) the equity award earned under the STIP, 2) the cash award earned under the STIP, and 3) the 25% premium on cash awards elected to be received in LTIP Units, divided by $9.04, the per share volume weighted average trading price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2021, the end of the performance period. The awards issued to the NEOs pursuant to the STIP vest on December 31, 2023.
Long-Term Incentive Program
The Compensation Committee believes it is important to provide the NEOs with equity incentives to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of the NEOs with those of shareholders by exposing the NEOs to stock price changes during the performance and vesting periods. Awards under the long-term equity incentive program are both “performance based” and “time based.” The Long-Term Incentive Program consist of 100% equity awards, with performance measured over a three-year performance period and awards earned subject thereafter to a one-year vesting period during continued service.

The following illustrates the performance based and time-based components of the 2021 LTIP, the 2020 LTIP, and the 2019 LTIP:

(1)    The NEOs voluntarily waived all potential payouts from the 2019 LTIP in order to show further alignment with our shareholders due to the difficult operating environment that the Company continued to face in 2021. The 2021 LTIP awards are 50% time based, subject to a three-year vesting period, and 50% performance based and the 2020 LTIP is 100% performance based. Performance based awards can be earned under the 2021 LTIP and the 2020 LTIP based on the achievement of determined levels of Absolute Total Shareholder Return (“TSR”) (37.5% of the potential performance based award), TSR relative to the Company’s peers (37.5% of the potential performance based award), and RevPAR growth relative to the Company’s peers (25.0% of the potential performance based award).

In 2021, the Compensation Committee adopted the 2021 LTIP and granted awards pursuant to the program to the NEOs. The awards pursuant to the LTIP consisted 50% of time based awards and 50% of agreements to issue equity awards where the number of shares awarded and issued is determined at the end of a specific three-year performance period. The 2021 LTIP performance period commenced on January 1, 2021 and ends on December 31, 2023. Similarly, the 2020 LTIP performance period commenced on January 1, 2020 and ends on December 31, 2022. The NEOs voluntarily waived all potential payouts from the 2019 LTIP in order to show further alignment with our shareholders due to the difficult operating environment that the Company continued to face in 2021 as described above.

Once the Compensation Committee determines the awards have been earned and the equity underlying the awards has been issued, one-half of the equity awards will remain subject to time-based forfeiture provisions. Common shares, LTIP Units or a combination of common shares and LTIP Units may be used to settle awards under the programs, if the awards are earned based on the metrics described below. Any equity awards pursuant to the programs will be made under the Company’s 2012 Equity Incentive Plan or any other equity incentive plan approved by the Company’s shareholders.

The following table summarizes the metrics used to determine performance based awards issued under the 2021 and 2020 LTIPs:

(1)    Relative TSR and Relative RevPAR performance is determined by comparing the performance of the 2021 Peer Group for the 2021 LTIP and the 2020 Peer Group for the 2020 LTIP over the same performance period.

For the 2019 LTIP, the NEOs voluntarily waived this program to show further alignment with our shareholders in response to the challenging operating environment brough on by the COVID-19 pandemic. Based on this voluntary waiver, the NEOs received no payouts under the 2019 LTIP:

NEO	Dollar Value of Possible Equity Awards (Threshold to Maximum)(1)	Dollar Amount of LTIP Awarded(1)	Number of Restricted LTIP Units Awarded(2)	Distributions on LTIP Units Awarded(3)
Hasu P. Shah	$302,000 to $446,000	$0	0	$0
Jay H. Shah	$1,272,000 to $1,670,000	$0	0	$0
Neil H. Shah	$1,240,000 to $1,628,000	$0	0	$0
Ashish R. Parikh	$556,000 to $758,000	$0	0	$0
Michael R. Gillespie	$121,000 to $259,000	$0	0	$0

(1)Threshold amounts presented as an aggregate of the threshold amounts achievable for each component/metric. As noted, the NEO’s waiving of any amounts earned resulted in no payouts for any component of the LTIP awards and the dollar amount of LTIP awards earned was $0, less than the aggregate threshold potential.
The equity awards were issued pursuant to the time based portion of the 2021 LTIP in amount equal to 50% of the target level of payout of the total 2021 LTIP potential. The number of restricted LTIP units awarded pursuant to the time based portion of the 2021 LTIP was based on dollar amount awarded for each NEO divided by $8.43, the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2020. The restricted LTIP units issued vest on one-third on December 31, 2021, one-third on December 31, 2022, and the remainder on December 31, 2023. The following table sets forth the equity awards issued for the time based portion of the 2021 LTIP:

NEO	Dollar Amount of LTIP Awarded	Number of Restricted LTIP Units Awarded
Hasu P. Shah	$184,000	21,827
Jay H. Shah	$735,500	87,248
Neil H. Shah	$717,000	85,054
Ashish R. Parikh	$348,000	41,282
Michael R. Gillespie	$103,500	12,278
The equity awards issuable pursuant to the performance based portion of the 2021 LTIP and the 2020 LTIP will be determined and issued to the NEOs in the first quarter of 2024 and 2023, respectively, if earned. The number of shares or units awarded pursuant to the programs will be based on a specified dollar amount for each NEO divided by the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2020 and December 31, 2019, respectively.
The following table sets forth the potential equity awards for the performance based portion of each of the 2021 LTIP and 2020 LTIP, in terms of dollar value, that each NEO may earn:

Dollar Value of Possible Equity Awards for the
Performance Based Portion
NEO	2021 LTIP	2020 LTIP
Hasu P. Shah	$151,000 to $223,000	$302,000 to $446,000
Jay H. Shah	$636,000 to $835,000	$1,272,000 to $1,670,000
Neil H. Shah	$620,000 to $814,000	$1,240,000 to $1,628,000
Ashish R. Parikh	$294,500 to $401,500	$556,000 to $758,000
Michael R. Gillespie	$60,500 to $129,500	$121,000 to $259,000

Benefits

Benefits are established based upon an assessment of competitive market factors and a determination of what is required to attract and retain talent, as well as provide long-term financial security to the Company’s employees and their families. The Compensation Committee periodically considers benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to the value to employees. The Company’s primary benefits for executive officers include participation in the Company’s health, dental and vision plans on the same basis as any other employee. Except as described in this paragraph, the Company does not provide NEOs with other benefits or perquisites.

Compensation Realized by Our NEOs

Annual compensation data shown in the Summary Compensation Table on page 53 is presented in accordance with the Securities and Exchange Commission’s (“SEC”) requirements. This mandated format is based on accounting rules that reflect the grant date fair value of the award at the time of grant, which can differ significantly from the value that is ultimately earned from these awards. For example, the Summary Compensation Table combines pay actually received with the accounting value of equity compensation granted in a given year, which may be realized in the future to varying degrees or not at all. Realized compensation includes the NEOs base salary and cash incentives, if any, received during the year, along with the value of shares issued for the performance period that ended in a given year. For 2021, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2021 under the 2021 STIP and 2019 LTIP. For 2020, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2020 under the 2020 STIP and 2018 Multi-Year EIP. For 2019, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2019 under the 2019 STIP and 2017 Multi-Year EIP. The Compensation Committee believes that utilizing realized compensation in its evaluation of NEO pay is an appropriate additional consideration to accurately measure the alignment of NEO pay-for-performance.

Our CEO’s realized pay was 68%, 67%, and 62% and our other NEO’s realized pay was 69%, 71%, and 64% of the compensation noted in the Summary Compensation Table prescribed by the SEC for the years ended December 31, 2021, 2020, and 2019, respectively.

The charts below illustrate what our CEO and other NEOs, in aggregate, have realized from the programs that concluded in each period presented:

The Company ties NEO pay to performance, with a significant portion of the CEO’s and of the other NEOs’ target pay potential performance-based and at-risk. The Company sets clear goals for company performance and 100% of at-risk compensation is payable only upon the achievement of specific performance objectives. Even prior to the global COVID-19 pandemic, the hotel industry was experiencing a slow down that had a negative impact on operating results of hotel lodging REITs. In 2021, the lodging industry began to experience a recovery, however, aggregate results have yet to exceed those experienced prior to the pandemic in 2019. The Company’s performance-based NEO compensation programs provided realized compensation to the CEO and other NEOs that responded to this decline in industry operating results, as noted in the following tables:

Contractual Arrangements
The Company has entered into employment agreements with Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh and Michael R. Gillespie. The terms of these employment agreements include provisions related to payments to be made to the officers for events related to changes of control of the Company. These employment agreements are described under “Executive Compensation - Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control” below. The Compensation Committee believes it is appropriate for the Company to have an employment agreement with the executive officers to support stable and highly competent management on a long-term basis.

The Compensation Committee believes that the employment agreements serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, its executives will be able to advise the Board of Trustees about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control. The change of control provisions of the employment agreements include so-called double triggers, which mean that benefits become available to executives under the agreements only upon a change of control followed by termination of the executive without cause or resignation by the executive for good reason. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests in employment security without unduly burdening the Company or shareholder value.

Share Ownership Guidelines
To further align the interests of the Company’s trustees and executive officers with the interests of our shareholders, the Board has established minimum share ownership guidelines that apply to all non-management trustees and named executive officers. Non-employee trustees are required to own Company shares equal in value to at least five times the annual cash retainer paid to non-management trustees. In addition, the Company’s executive officers are required to own Company shares equal in value to a multiple of such executive’s base salary as follows: Chairman of the Board: 4 times; Chief Executive Officer: 6 times; President and Chief Operating Officer: 6 times; Chief Financial Officer: 3 times; and Chief Accounting Officer and all other named executive officers: 1 times.

All trustees and executives are expected to achieve this minimum ownership within three years of assuming the relevant positions with the Company. For the purpose of these guidelines, a person shall be deemed to own all Company shares beneficially owned by such person within the meaning of the United States federal securities laws, including for these purposes preferred shares of the Company, common shares of the Company, operating partnership units (including LTIP Units) in Hersha Hospitality Limited Partnership and other securities issued by the Company or its subsidiaries that are exercisable for, convertible into or exchangeable for common shares of the Company.

Compensation-Related Risk
The Compensation Committee oversees the compensation policies and plans for all employees. The Company’s senior management, at the request of the Compensation Committee, has assessed the Company’s compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

As part of its annual risk assessment, the Company’s senior management, with oversight from Risk & ESG Sub-Committee of the Audit Committee, analyzed whether the Company’s compensation policies and practices, including non-executive officer compensation practices, could reasonably have a material adverse effect on the Company. This assessment focused primarily on the design of the Company compensation programs and practices for executive officers and employees as it relates to the business risks that the Company faces. Specifically, management considered the fact that employees, other than the NEOs who participate in the executive compensation program described in this proxy statement, receive only a small percentage of their total compensation in the form of variable, performance-based compensation. Further, performance-based compensation to executive officers is primarily in the form of equity awards, which the Company believes encourages actions that support long term shareholder value creation, rather than short term risk-taking that could materially and adversely affect the Company’s business. The Company’s senior management also considered the active role played by the Compensation Committee and the overall design of the executive compensation program, which the Company’s senior management believes encourages an appropriate level of risk taking, creates long-term shareholder value and avoids unnecessary or excessive enterprise risk.

In addition, the Company’s senior management discussed its assessment of the Company’s compensation practices and programs and whether those practices and programs create risks that could reasonably be expected to have a material adverse effect on the Company. Based on its assessment, the Company’s senior management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Upon completion of the risk assessment, the Company’s senior management reported its findings to the Compensation Committee and discussed them with the Compensation Committee as they relate to the disclosure requirements under applicable SEC rules.

EXECUTIVE COMPENSATION
Summary Compensation Table for 2021
The following table presents information relating to total compensation of the NEOs for the fiscal year ended December 31, 2021:

				Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Name and Principal Position	Year	Salary	Stock Awards(1)
Hasu P. Shah	2021	$262,500	$891,676	$—	$4,568	$1,158,743
Chairman of the Board of Trustees	2020	262,500	387,165	—	4,568	654,233
	2019	262,500	610,270	—	4,061	876,831

Jay H. Shah	2021	$795,000	$4,798,312	$—	$5,623	$5,598,935
Chief Executive Officer	2020	463,750	2,508,054	—	5,623	2,977,427
	2019	795,000	2,710,547	—	5,446	3,510,993

Neil H. Shah	2021	$775,000	$4,677,616	$—	$25,706	$5,478,322
President and Chief Operating Officer	2020	452,083	2,444,974	—	25,706	2,922,763
	2019	775,000	2,653,387	—	23,462	3,451,849

Ashish R. Parikh	2021	$535,000	$2,544,346	$—	$29,784	$3,109,129
Chief Financial Officer	2020	505,000	1,255,932	—	29,784	1,790,715
	2019	505,000	1,147,503	—	23,462	1,675,965

Michael R. Gillespie	2021	$345,000	$1,042,037	$—	$25,546	$1,412,583
Chief Accounting Officer	2020	322,000	594,794	—	25,546	942,340
	2019	345,000	540,387	—	23,462	908,849
(1)The amounts in the “Stock Awards” column for 2021 include the aggregate grant date fair value of LTIP Units, some of which are subject to time-based forfeiture restrictions, issued to the named executive officers in December 2021 pursuant to the 2021 STIP following completion of the one-year performance period. The aggregate grant date fair value of these LTIP Units has been computed in accordance with FASB ASC Topic 718. These amounts are based on the performance levels determined to be achieved by the Compensation Committee for each component of the 2021 STIP. The performance levels are described in “Compensation Discussion and Analysis— Components of Executive Compensation.” The aggregate grant date fair value of these awards was determined by multiplying the number of LTIP Units granted to the NEO by $9.17, the closing price of the Company’s common shares on the NYSE on December 31, 2021.

The amounts in “Stock Awards” for 2021 also include the aggregate grant date fair value of restricted LTIP units, which are subject to a three-year vesting period, issued on March 17, 2021 under the time based portion of the 2021 LTIP. The aggregate grant date fair value of these awards was determined by multiplying the number of LTIP Units granted to the NEO by $12.90, the closing price of the Company’s common shares on the NYSE on March 17, 2022. The amounts in “Stock Awards” for 2021 also include the right to receive common shares, LTIP Units, or a combination of common shares and LTIP Units following completion of the three-year performance period under Absolute TSR and Relative TSR components of the performance based portion of the 2021 LTIP. These amounts are based on the probable outcome of the performance conditions established by the Compensation Committee in March of 2021, which are described in “Compensation Discussion and Analysis— Components of Executive Compensation” above. The aggregate grant date fair value of these awards has been computed in accordance with FASB ASC Topic 718.

On June 1, 2021, Messrs. Parikh and Gillespie received a grant of 11,000 and 2,750 restricted LTIP Units, respectively, which are subject to time based vesting and vest on December 31, 2022. The aggregate grant date fair value of these LTIP Units, computed in accordance with FASB ASC Topic 718, was determined by multiplying the number of LTIP Units granted to the NEO by $11.31, the closing price of the Company’s common shares on the NYSE on June 1, 2021 and is included in the “Stock Awards” column for 2021.

(2)As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, The Compensation Committee has adopted a policy that allows the NEOs to elect to receive cash payouts, if any, under the 2020 STIP in LTIP Units or cash. For 2021, each NEO had elected to receive 100% of any payouts earned under the 2021 STIP in LTIP Units and, accordingly, the amounts earned under the 2021 STIP are included in the “Stock Awards” column.
(3)Includes insurance premiums paid by the Company for medical, dental and life insurance benefits.

As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, the Company does not grant equity awards under the 2021 STIP or the performance based portion of the 2021 LTIP until the applicable performance period has been completed and the actual level of performance achieved has been determined. The performance period under the 2021 STIP began on January 1, 2021 and was completed on December 31, 2021. In December of 2021, the Compensation Committee determined that the named executive officers had achieved a certain level of performance and the Company awarded an aggregate of 960,384 LTIP Units under the 2021 STIP to the NEOs. The performance period under the performance based portion of the 2021 LTIP began on January 1, 2021 and will not be completed until December 31, 2023. The Compensation Committee intends to determine the actual level of performance under the 2021 LTIP during the first quarter of 2024. Estimated future payouts for the absolute TSR and relative TSR components under the Company’s 2021 LTIP appear under the column “Estimated Future Payouts Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table for 2021.

The 2012 Equity Incentive Plan, as amended (“the 2012 Plan”), allows for LTIP Units as a type of award available. The LTIP Units granted are subject to the same time-based vesting conditions that apply to restricted stock awards. Initially, all LTIP Units will not have full parity with HHLP’s common units with respect to liquidating distributions. Upon the occurrence of certain “book-up” events described in the partnership agreement, LTIP Units can, over time, achieve full parity with our operating partnership’s common units for all purposes, and therefore accrete to an economic value equivalent to one common share. If such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of Hersha common shares or converted into an equal number of Hersha common shares, as determined by Hersha at its election.

Grants of Plan-Based Awards Table for 2021
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2021. For more information regarding grants of plan-based awards, see “Compensation Discussion and Analysis” above.

	Type of Award (1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value of Stock Awards (4) (S)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name			($)	($)	($)	($)	($)	($)
Hasu P. Shah	2021 STIP	3/3/2021	- (2)	- (2)	- (2)	354,375	414,000	472,500	443,470
	2021 LTIP	3/3/2021				113,250	138,000	167,250	166,637
	2021 LTIP	3/3/2021				—	184,000	—	281,568
	2019 LTIP	3/6/2019				75,500	92,000	111,500	—

Jay H. Shah	2021 STIP	3/3/2021	- (2)	- (2)	- (2)	2,146,500	2,683,125	3,398,625	3,048,319
	2021 LTIP	3/3/2021				477,000	551,625	626,250	624,494
	2021 LTIP	3/3/2021				—	735,500	—	1,125,499
	2019 LTIP	3/6/2019				318,000	367,750	417,500	—

Neil H. Shah	2021 STIP	3/3/2021	- (2)	- (2)	- (2)	2,092,500	2,615,625	3,313,125	2,971,630
	2021 LTIP	3/3/2021				465,000	537,750	610,500	608,789
	2021 LTIP	3/3/2021				—	717,000	—	1,097,197
	2019 LTIP	3/6/2019				310,000	358,500	407,000	—

Ashish R. Parikh	2021 STIP	3/3/2021	- (2)	- (2)	- (2)	963,000	1,444,500	1,805,625	1,587,382
	2021 LTIP	3/3/2021				220,875	261,000	301,125	300,016
	2021 LTIP	3/3/2021				-	348,000	-	532,538
	2021 RLU					-	100,000	-	124,410
	2019 LTIP	3/6/2019				139,000	164,250	189,500	—

Michael R. Gillespie	2021 STIP	3/3/2021	- (2)	- (2)	- (2)	465,750	698,625	853,875	755,920
	2021 LTIP	3/3/2021				45,375	77,625	97,125	96,629
	2021 LTIP	3/3/2021				—	103,500	—	158,386
	2021 RLU					—	25,000	—	31,103
	2019 LTIP	3/6/2019				30,250	51,750	64,750	—
(1)Type of award:
•2021 STIP—Short Term Incentive Program for 2021
•2021 LTIP – Long Term Incentive Program for 2021
•2019 LTIP – Long Term Incentive Program for 2019
•2021 RLU = Restricted LTIP Unit issuance on June 1, 2021

(2)     The Compensation Committee has adopted a policy that allows the NEOs to elect to receive cash payouts earned, if any, under the 2021 STIP in LTIP Units or cash. For payments elected in LTIP Units, the NEO receives a 25% premium.
    For 2021, each NEO had elected to receive 100% of any amounts earned under the STIP, that would otherwise be paid in cash, in LTIP Units and, accordingly, the amounts earned under the STIP are included in the “Stock Awards”
    columns. The following table represents the range of potential cash payouts to be made to the named executive officers pursuant to the Company’s STIP if each NEO elected to receive 100% cash:

	Threshold	Target	Maximum
Name	($)	($)	($)

Hasu P. Shah	157,500	184,000	210,000
Jay H. Shah	954,000	1,192,500	1,510,500
Neil H. Shah	930,000	1,162,500	1,472,500
Ashish R. Parikh	428,000	642,000	802,500
Michael R. Gillespie	207,000	310,500	379,500
(3)    Awards pursuant to the 2021 STIP are denominated in dollars, but are payable in common shares, LTIP Units, or a combination of common shares and LTIP Units based on the volume-weighted average price of the common shares for the 20 trading days prior to December 31, 2021, the end of the performance period, as reported by the NYSE, or
    $9.04 per share. On December 31, 2021, the Company issued to the NEOs an aggregate of 960,384 LTIP Units pursuant to the 2021 STIP. The LTIP Units were issued pursuant to the Company’s 2012 Equity Incentive Plan. LTIP
    Units issued pursuant to the 2021 STIP are subject to time-based forfeiture restrictions which lapse on December 31,
    2023.
    The 2021 LTIP Awards consist of 50% time based awards and 50% performance based awards. Awards pursuant to the Company’s 2021 LTIP are denominated in dollars, but are payable in common shares, LTIP Units, or a combination of common shares and LTIP Units.

    Management waived its right to receive payouts under the 2019 LTIP.

(4)    For the 2021 STIP, amount represents the aggregate fair value of the restricted LTIP Units on the date of issuance, or $9.17 per share, at the actual level of performance. For the time based portion of the 2021 LTIP, amount represents the aggregate fair value of the LTIP Units on the date of issuance, or $12.90 per share, at target level of performance. For the performance based portion of the 2021 LTIP awards, amount represents the aggregate grant date fair value of the right to receive common shares following the three-year performance period. Fair value of these awards has been computed in accordance with FASB ASC Topic 718. For the 2021 RLU, amount represents the aggregate fair value of the restricted LTIP Units on the date of issuance, or $11.31 per share. Management waived its right to receive payouts under the 2019 LTIP.

Outstanding Equity Awards at Fiscal Year-End Table for 2021
The following table presents information concerning outstanding equity awards as of the end of the fiscal year ended December 31, 2021:

		Stock Awards
		Time Vested Awards		Equity Incentive Plan Awards
NEO	Award Type	Number of Shares That Have Not Vested (#) (1)	Market Value of Shares That Have Not Vested ($)(2)	Number of Unearned Shares That Have Not Vested (#)		Payout Value of Unearned Shares That Have Not Vested ($)
Hasu P. Shah	Time Vest	89,204	$818,001
	2021 LTIP			17,912	(3)	$164,255	(4)
	2020 LTIP			21,119	(3)	$193,660	(4)

Jay H. Shah	Time Vest	571,017	$5,236,226
	2021 LTIP			75,445	(3)	$691,829	(4)
	2020 LTIP			88,951	(3)	$815,681	(4)

Neil H. Shah	Time Vest	556,653	$5,104,508
	2021 LTIP			73,547	(3)	$674,425	(4)
	2020 LTIP			86,713	(3)	$795,161	(4)

Ashish R. Parikh	Time Vest	302,643	$2,775,236
	2021 LTIP			34,935	(3)	$320,352	(4)
	2020 LTIP			38,881	(3)	$356,540	(4)

Michael R. Gillespie	Time Vest	139,478	$1,279,013
	2021 LTIP			7,177	(3)	$65,811	(4)
	2020 LTIP			8,462	(3)	$77,592	(4)

(1)    Represents LTIP Units issued to the NEOs on March 17, 2021, June 1, 2021, and December 31, 2021 and
    vest as follows:

	March 17, 2021	March 17, 2021	June 1, 2021	December 31, 2021
Vesting Date	2020 STIP	2021 LTIP	2021 RLU	2021 STIP	Total
December 31, 2022	519,732	82,565	13,750	—	616,047
December 31, 2023	—	82,564	—	960,384	1,042,948

	519,732	165,129	13,750	960,384	1,658,995
(2)    Calculated by multiplying the number of unvested LTIP Units as of December 31, 2021 by $9.17, which was the closing market price of the Company’s common shares on that date.
(3)    Represents the number of common shares and/or LTIP Units issuable pursuant to the 2021 LTIP and the 2021 LTIP based on achieving threshold performance goals established by the Compensation Committee. The common shares and/or LTIP Units will be issued, if earned, pursuant to the 2021 LTIP and the 2020 LTIP in the first quarter of 2024 and in the first quarter of 2022, respectively.
(4)    Calculated by multiplying the number of common shares and/or LTIP Units issuable pursuant to the 2021 LTIP and the 2020 LTIP based on achieving threshold performance goals established by the Compensation Committee by $9.17, which was the closing market price of the Company’s common shares on December 31, 2021. The aggregate grant date fair value of the right to receive equity awards under the 2021 LTIP, calculated in accordance with FASB ASC 718, was $166,637 for Mr. Hasu Shah, $624,494 for Mr. Jay Shah, $608,789 for Mr. Neil Shah, $300,016 for Mr. Parikh and $96,629 for Mr. Gillespie. The aggregate grant date fair value of the right to receive equity awards under the 2020 LTIP, calculated in accordance with FASB ASC 718, was $48,011 for Mr. Hasu Shah, $180,533 for Mr. Jay Shah, $175,993 for Mr. Neil Shah, $81,838 for Mr. Parikh and $27,674 for Mr. Gillespie.
Option Exercises and Stock Vested Table for 2021
The following table presents information concerning restricted common shares and performance share awards that vested or were earned for each of the named executive officers during the fiscal year ended December 31, 2021:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hasu P. Shah	96,597	$927,088	(2)
Jay H. Shah	350,858	$3,217,368	(3)
Neil H. Shah	342,014	$3,136,268	(4)
Ashish R. Parikh	150,612	$1,381,112	(5)
Michael R. Gillespie	74,040	$678,947	(6)

(1)Represents the aggregate dollar amount realized upon the vesting of restricted common shares and LTIP Units. This amount has been calculated by multiplying the number of vested common shares or LTIP Units, including vested common shares or LTIP Units issued upon the settlement of performance awards that have been earned, by the closing price of the Company’s common shares on the NYSE on the vesting date.
(2)Represents the vesting of 7,785 LTIP Units on March 17, 2021, 5,727 LTIP Units on June 1, 2021, and 83,085 LTIP Units on December 31, 2021.
(3)Represents the vesting of 350,858 LTIP Units on December 31, 2021.
(4)Represents the vesting of 342,014 LTIP Units on December 31, 2021.
(5)Represents the vesting of 150,612 LTIP Units on December 31, 2021.
(6)Represents the vesting of 74,040 LTIP Units on December 31, 2021.
Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control
As described above under the heading “Compensation Discussion & Analysis - Contractual Arrangements,” the Company has entered into employment agreements with Hasu P. Shah (Chairman of the Board), Jay H. Shah (Chief Executive Officer), Neil H. Shah (President and Chief Operating Officer), Ashish R. Parikh (Chief Financial Officer) and Michael R. Gillespie (Chief Accounting Officer). Each agreement is for an initial term through December 31, 2022. The employment agreements will continue to renew for successive one year periods unless terminated by either party.

Each employment agreement provides for the payment of a minimum annual base salary to the executive officer, subject to any increase approved by the Board of Trustees. In addition, each executive officer is eligible to receive other incentive compensation, which may include common shares and LTIP Units in accordance with rules and criteria established by the Compensation Committee and approved by the Board of Trustees. Each of the employment agreements also contains certain confidentiality, non-competition and non-recruitment provisions.
Each of the employment agreements provides for cash payments and the provision of other benefits to the executive officer upon the occurrence of certain triggers. These triggers include the executive officer’s voluntary termination, the executive officer’s termination without cause (other than a termination without cause during the 12-month period following a change of control), the executive officer’s termination with cause, the executive officer’s death or disability and the executive officer’s termination without cause or resignation for good reason within 12 months of a change of control. In addition, unvested LTIP Units issued on or after December 23, 2014 will be subject to accelerated vesting under certain conditions (termination without cause, termination due to death or disability or in the event of a change of control, as defined in the 2012 Plan), provided the executive officer has remained in the continuous employ of the Company until the date of such termination or the date of the change in control.
The following tables set forth the total cost that the Company would have incurred and the payments the named executive officers would have received if they were terminated as of December 31, 2021 under the terms of the employment agreements, assuming such agreements were in place as of December 31, 2021:
Voluntary Termination/Termination With Cause

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#)	Value of Shares to Vest Upon Termination ($)	Total Cost of Termination ($)
Hasu P. Shah	$—	$—	N/A	N/A	$—
Jay H. Shah	$—	$—	N/A	N/A	$—
Neil H. Shah	$—	$—	N/A	N/A	$—
Ashish R. Parikh	$—	$—	N/A	N/A	$—
Michael R. Gillespie	$—	$—	N/A	N/A	$—

(1)    Each employment agreement provides that if the executive officer ceases being an employee of the Company on account of the executive officer’s voluntary termination or the executive officer’s termination with cause, the executive officer will not be entitled to any compensation after the effective date of the voluntary termination or termination with cause (except base salary and vacation accrued but unpaid on the effective date of such event).
Death or Disability

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#) (2)	Value of Shares to Vest Upon Termination ($) (3)	Total Cost of Termination ($)
Hasu P. Shah	$42,067	$—	89,204	$818,001	$860,068
Jay H. Shah	$127,404	$—	571,017	$5,236,226	$5,363,630
Neil H. Shah	$124,199	$—	556,653	$5,104,508	$5,228,707
Ashish R. Parikh	$85,737	$—	302,643	$2,775,236	$2,860,973
Michael R. Gillespie	$55,288	$—	139,478	$1,279,013	$1,334,302

(1)Each employment agreement provides that in the event of the death or disability of the executive officer, the Company will continue to pay the executive officer or his heirs, devisees, executors, legatees or personal representatives, as appropriate, the executive officer’s base salary then in effect through the month following the month in which such event occurs plus an amount equal to four weeks accrued but unused vacation.
(2)Represents the sum of the number of unvested LTIP Units.
(3)Calculated by multiplying the number of shares to vest upon termination by $9.17, which was the closing market price of the Company’s common shares on December 31, 2021.

Termination without Cause

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($) (2)	Number of Shares to Vest Upon Termination (#) (3)	Value of Shares to Vest Upon Termination ($) (4)	Total Cost of Termination ($)
Hasu P. Shah	$1,786,500	$4,568	89,204	$818,001	$2,609,068
Jay H. Shah	$8,229,000	$1,998	571,017	$5,236,226	$13,467,224
Neil H. Shah	$8,022,000	$25,706	556,653	$5,104,508	$13,152,214
Ashish R. Parikh	$4,150,000	$29,784	302,643	$2,775,236	$6,955,020
Michael R. Gillespie	$1,725,000	$25,546	139,478	$1,279,013	$3,029,559

(1)Each employment agreement provides that upon a termination without cause (other than a termination without cause during the 12-month period following a change of control), the Company will make a lump sum payment to the executive officer within ten days after such termination equal to the sum of: (1) the amount of the executive officer’s annual base salary then in effect, (2) the maximum amount payable under any unconcluded STIP, and (3) the target amount payable under any unconcluded LTIP.
(2)Each employment agreement provides that the executive officer’s insurance benefits, as in effect immediately prior to the termination, will remain in effect for 12 months following termination, upon the same terms and at the same cost to the executive officer, as in effect immediately prior to the termination.
(3)Represents the sum of the number of unvested LTIP Units.
(4)Calculated by multiplying the number of shares to vest upon termination by $9.17, which was the closing market price of the Company’s common shares on December 31, 2021.

Termination without Cause / Resignation for Good Reason (Following a Change in Control)

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($) (2)	Number of Shares to Vest Upon Termination (#)(3)	Value of Shares to Vest Upon Termination ($) (4)	Total Cost of Termination ($)(5)
Hasu P. Shah	$2,469,000	$6,532	89,204	$818,001	$3,293,532
Jay H. Shah	$15,822,840	$2,471	571,017	$5,236,226	$21,061,537
Neil H. Shah	$15,424,800	$38,032	556,653	$5,104,508	$20,567,340
Ashish R. Parikh	$6,290,000	$44,149	302,643	$2,775,236	$9,109,385
Michael R. Gillespie	$1,725,000	$37,792	139,478	$1,279,013	$3,041,806

(1)Each employment agreement provides that upon a termination without cause or a resignation for good reason within 12 months following a change of control, the Company will fully vest the executive officer in any outstanding awards made pursuant to the Company’s 2012 Plan or any other equity compensation plan adopted by the Company. In addition, the Company will pay to the executive officer, in a lump sum, the following:
•a severance payment equal to a multiple of the sum of: (i) the executive officer’s then annual base salary and (ii) the maximum amount payable under any unconcluded STIP. For purposes of calculating the severance payment, the following multiples apply: Hasu P. Shah–2x; Jay H Shah–2.99x; Neil H. Shah–2.99x; Ashish R. Parikh–2x; and Michael R. Gillespie–1x; and
•the target amount payable under any unconcluded LTIP.
The severance payment was calculated for each named executive officer by taking the sum of (i) each executive’s 2021 annual base salary, and (ii) the maximum annual bonus for 2021 under the 2021 STIP, and multiplying that sum by each named executive officer’s defined multiple and then adding the target payout established for the 2021 LTIP, the 2020 LTIP, and the 2019 LTIP.
(2)Each employment agreement provides that the executive officer’s insurance benefits, as in effect immediately prior to the termination, will remain in effect for 18 months following termination, upon the same terms and at the same cost to the executive officer, as in effect immediately prior to the termination.
(3)Represents the sum of the number of unvested LTIP Units.
(4)Calculated by multiplying the number of shares to vest upon termination by $9.17, which was the closing market price of the Company’s common shares as of December 31, 2021.
(5)The benefits payable to the named executive officers on account of a change in control, including on account of a termination without cause or resignation with good reason, within 12 months after a change in control, could constitute excess parachute payments under Section 280G the Code. A named executive officer who receives excess parachute payments would be liable for the 20% excise tax on a portion of the parachute payments, and the Company would not be permitted to claim a federal income tax deduction for a portion of the parachute payments. The amended and restated employment agreements between the Company and each of the named executive officers provides that the Company will not indemnify the executive for any parachute payment excise tax liability. However, the total cash amounts payable to a named executive officer may be reduced if and only to the extent that a reduction will allow the named executive officer to receive a greater net after tax amount than executive would receive absent such reduction.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated by the SEC, the Company is providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of the Company’s Chief Executive Officer for the year ended December 31, 2021:
•Median employee total annual compensation (excluding the Chief Executive Officer)—$109,401
•Chief Executive Officer total annual compensation (as reported in the “Summary Compensation Table” presented above)—$5,598,535
•Ratio of Chief Executive Officer to median employee total annual compensation—51:1
In determining the median employee, the Company prepared a list of all employees as of December 31, 2021 and reviewed the amount of salary, wages and equity awards of all such employees as reflected in the Company’s payroll records reported to the Internal Revenue Service on Form W-2 for 2021. The Company had 28 employees as of December 31, 2021. The Company identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all employees are located in the United States, the Company did not make any cost-of-living adjustments in identifying the median employee. Once the median employee was identified, the Company combined all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC, resulting in median employee total annual compensation of $109,401. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PROPOSAL TWO - ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
At our 2018 annual meeting of shareholders, we asked our shareholders to vote, on an advisory basis, on the frequency of future advisory votes on executive compensation, as disclosed in our 2018 proxy statement, commonly referred to as a “say-when-on-pay” advisory vote. Our shareholders overwhelmingly approved holding an advisory vote on executive compensation annually, with approximately 86% of the votes cast voting in favor of an annual advisory vote on executive compensation. The Board took into consideration the results of the say-when-on-pay advisory vote and determined that advisory votes on executive compensation will be submitted to our shareholders every year until the next required advisory vote on the frequency of shareholder votes on executive compensation. However, through our ongoing engagement with shareholders, the Board will continue to consider any shareholder concerns and feedback in the future.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Trustees or any of its committees. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
As described in greater detail under the heading “Compensation Discussion and Analysis,” the global COVID-19 pandemic resulted in a near immediate and absolute contraction in demand in our industry and a global macroeconomic slowdown. The hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. The management team acted quickly to cut costs, preserve liquidity, source capital, ensure the safety and wellness of employees and guests, and has positioned the Company for the recovery in the travel industry, which began in 2021. As the depth and pervasiveness of the extraordinary global crisis became apparent and historic measures of performance became irrelevant, the management team, which has successfully navigated across three previous cycles, focused its efforts on:
•Liquidity generation,
•Balance sheet flexibility,
•Expense reduction measures, and
•Exploration of long-term, strategic objectives.
In addition, the Company has long been dedicated to environmental, social and governance objectives, which were formalized in 2010 with the creation of our proprietary sustainability platform, EarthView®. The Compensation Committee established performance objectives for the executives to further drive results towards the Company’s environmental, social and governance objectives.
The Company seeks to maintain an executive compensation program that is directly tied to maximizing long-term shareholder value. To achieve this goal, the three primary tenets of the Company’s executive compensation philosophy are:
•align compensation structure with business growth strategies;
•pay for performance; and
•pay competitively to attract, motivate and retain talented executives.
To ensure that the Company’s executive compensation program is structured according to the Company’s executive compensation philosophy and investor feedback, the Compensation Committee retained FPC as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies.

For these reasons and others, the Board of Trustees believes the Company’s executive compensation program is meeting the objectives of the program—the NEOs are incented to drive the Company’s key performance metrics. Accordingly, the Board of Trustees unanimously recommends that you vote “FOR” the following resolution on executive compensation:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of the company’s named executive officers as disclosed in this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
The Acquisition Committee of the Board of Trustees, which was comprised of four independent trustees at December 31, 2021, considers questions of possible conflicts of interest with regard to related party transactions and attempts to ensure that proper safeguards are in place and are being followed when the Company enters into related party transactions. This policy is set forth in the Acquisition Committee’s written charter, which is available on the Company’s website. A majority of the members of the Acquisition Committee must approve the terms of each acquisition from or loan to a related party; however, this requirement is not expressly set forth in the Acquisition Committee’s written charter.
The Board of Trustees has a policy regarding the approval of any “related person transaction,” which is defined as any transaction or series of transactions in which the Company or any of its subsidiaries is to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in Item 404 of Regulation S-K promulgated by the SEC) has a direct or indirect material interest. Related person transactions must be approved by a majority of the Company’s independent trustees; however, if the related person transaction involves an acquisition from or development loan to a related person, the transaction will be referred to the Acquisition Committee for its approval as described above. The Board of Trustee’s policy requires any independent trustee with a direct or indirect interest in the transaction to excuse himself from any consideration of the related person transaction in which he has an interest.
Management Agreements with HHMLP
The Company’s wholly owned taxable REIT subsidiary (“TRS”), 44 New England, engages eligible independent contractors, including Hersha Hospitality Management LP (“HHMLP”), as the property managers for hotels it leases from the Company pursuant to management agreements. The Company’s management agreements with HHMLP generally provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of the Company’s hotels from hotel revenue. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by the Company’s TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel. Management agreements with other unaffiliated hotel management companies have similar terms.
As of December 31, 2021, HHMLP managed 31 of the properties leased to the Company’s TRS. For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. For the year ended December 31, 2021 the Company paid $347 thousand in incentive management fees to HHMLP. For the year ended December 31, 2021, base management fees incurred totaled $7.4 million. As of March 31, 2022, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, and David L. Desfor, executive officers and/or trustees of the Company, collectively own a 14.4% interest in HHMLP.
Accounting and Information Technology Services Provided by HHMLP
HHMLP provides accounting and information technology services for the Company. Monthly fees for accounting services are between $2,000 and $3,000 per wholly owned property. Monthly information technology fees are between $1,000 and $2,000 per wholly owned property and for the corporate headquarters. For the year ended December 31, 2021, the Company incurred accounting fees of $1.1 million and information technology fees of $0.4 million.

Capital Expenditure Services Provided by HHMLP
HHMLP charges a 5% fee on all capitalized expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects. For the year ended December 31, 2021, the Company incurred fees of approximately $509 thousand, which were paid to HHMLP.
Restaurant Lease Agreements with Independent Restaurant Group
The Company has entered into management agreements with Independent Restaurant Group (“IRG”), subject to the supervision of HHMLP, as property manager, for restaurants at three of its hotel properties. Jay H. Shah and Neil H. Shah, executive officers and/or trustees of the Company, collectively own a 70.0% interest in IRG. Management fees incurred to IRG were $163 thousand for the year ended December 31, 2021.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Trustees is composed of five trustees, all of whom are independent under the standards of the NYSE and the SEC, and the Audit Committee operates under a written charter adopted by the Board of Trustees. The Audit Committee charter charges the Committee with oversight responsibilities including, but not limited to, (i) the Company’s financial statements and other financial information to be provided to its shareholders and the SEC; (ii) the Company’s system of internal controls (iii) the Company’s risk management and compliance with legal and regulatory requirements; and (iv) the performance, qualifications and independence of the Company’s independent accountants.
Financial Reporting and Internal Controls over Financial Reporting
Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Trustees that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Risk Oversight
In 2010, the Audit Committee established a Risk Sub-Committee, composed of members of the Audit Committee, to focus on oversight of the Company’s enterprise risk management processes. In 2021, the role of the Risk Sub-Committee was expanded to include oversight of the Company’s environmental, social, and governance efforts and was renamed the Risk & ESG Sub-Committee. The Risk & ESG Sub-Committee monitors the Company’s assessment of enterprise risk, including risks pertaining to cybersecurity, the environment, climate, social, and health and safety. The Risk & ESG Sub-Committee regularly meets with members of management that oversee those risks to remain apprised of the Company’s risk profile and to discuss planning, incident response and the Company’s notification procedures.
Independent Accountants
The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (the “PCAOB”) standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm for the 2021 fiscal year. The Audit Committee reviews with management and KPMG LLP the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q and its audit of the financial statements included in Company’s annual report on Form 10-K.
The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the requirements of the PCAOB, including Critical Audit Matters (“CAMs”), and the Securities Exchange Commission. The Audit Committee engaged in robust conversation with members of the KPMG LLP engagement team regarding the identification and evaluation of areas of the audit consider in their evaluation and disclosure of CAMs. As required by the PCAOB, the Audit Committee also has received written disclosures from and has discussed with KPMG LLP their independence with regard to the audit of the Company’s financial statements.
In evaluating the reappointment of KPMG LLP as the Company’s independent accountant, the Audit Committee considers the length of time the firm has been engaged; the firm’s knowledge of the Company, its personnel, its processes, and lodging REIT industry; the firm’s professional qualifications and resources; and the leadership and qualifications of the engagement team serving the Company. KPMG LLP has been the Company’s auditor since 2004. The audit of the Company’s December 31, 2018 financial statements was the first year KPMG LLP’s lead engagement partner served on the Company’s audit. In its role of overseeing the relationship with the Company’s independent auditor, the Audit Committee plays an active role in working with KPMG LLP to select the lead engagement partner with an appropriate level of relevant public company experience in the Company’s industry.

This included interviewing potential candidates and verifying references to substantiate the partner’s relevant public company and industry experience.
The Audit Committee also reviews the fees charged by the Company’s independent accountants. The Audit Committee considers, among other things, estimated fee per hour, fees incurred by lodging REIT peers and the scope of work to be performed.
Based upon the Audit Committee’s review and discussions with management and KPMG LLP referred to above, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE,

John M. Sabin (Chair)
Jackson Hsieh
Thomas J. Hutchison III
Donald J. Landry
Dianna F. Morgan
April 14, 2022
INFORMATION ABOUT THE COMPANY’S INDEPENDENT AUDITORS
KPMG LLP served as the Company’s independent auditors for the 2021 fiscal year. The Company anticipates that two representatives from KPMG LLP will attend the annual meeting virtually and these persons will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
KPMG LLP was Hersha’s independent registered public accounting firm for the 2021 and 2020 fiscal years and billed, or expects to bill, the following fees for fiscal 2021 and fiscal 2020:
●    Audit Fees. For professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed the Company $619,650 with respect to 2021 and $619,650 with respect to 2020. For professional services rendered by KPMG LLP provided in connection with comfort letters and SEC registration statements, KPMG LLP billed the Company $60,000 with respect to 2021 and $30,000 with respect to 2020.
●    Tax Fees. In 2021 and 2020, KPMG LLP rendered professional services related to tax compliance, tax advice and tax planning and billed the Company $173,164 and $181,586, respectively.
●    Audit Related and All Other Fees. In both 2021 and 2020, KPMG LLP billed the Company $1,780 for an annual subscription to their online accounting research software. Except for this subscription, KPMG LLP did not render or charge the Company for any other services not included in audit fees or tax fees as disclosed above with respect to 2021 or 2020.
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that it must pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service, and all such services provided in 2021 and 2020 were pre-approved by the Audit Committee. Except as disclosed above, there were no other non-audit services provided by KPMG LLP in 2021 or 2020.

PROPOSAL THREE - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2021. The Audit Committee has appointed KPMG LLP to serve as its independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2022 and the Company’s system of internal controls over financial reporting.
Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Trustees is submitting this matter to shareholders as a matter of good corporate practice. If shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company.
Unless you direct otherwise, proxies will be voted for the proposal.
The Board of Trustees unanimously recommends a vote “FOR” this proposal.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2023 ANNUAL MEETING
Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2023 annual meeting of shareholders must present such proposal to the Company at its principal office in Harrisburg, Pennsylvania not later than December 16, 2022, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after December 16, 2022 for inclusion in the Company’s proxy materials for the Company’s 2023 annual meeting of shareholders.
The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, but not included in the Company’s proxy statement, the shareholder must give timely notice in writing not earlier than 5:00 p.m., Eastern Time, on December 27, 2022 nor later than 5:00 p.m., Eastern Time, on January 26, 2023; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting and not later than the close of business on the later of the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the annual meeting.
The Company’s Bylaws provide that a shareholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2023 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting and not later than the close of business on the later of the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting and the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a trustee. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s trustees, if elected.
OTHER MATTERS
The Board of Trustees knows of no other business to be brought before the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
ANNUAL REPORT ON FORM 10-K
The Company will furnish to each beneficial owner of common shares entitled to vote at the annual meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 44 Hersha Drive, Harrisburg, Pennsylvania 17102, Telephone (717) 236-4400, a copy of the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2021, including the financial statements and financial statement schedules filed by the Company with the SEC.
BY ORDER OF THE BOARD OF TRUSTEES,

/s/ David L. Desfor

David L. Desfor
Corporate Secretary
April 14, 2022

ANNUAL MEETING OF SHAREHOLDERS OF

HERSHA HOSPITALITY TRUST

May 26, 2022

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The Annual Meeting of Shareholders Notice, Proxy Statement, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/20119/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303000000000 6 052622

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:	FOR	AGAINST	ABSTAIN
Jay H. Shah	☐	☐	☐
Thomas J. Hutchison III	☐	☐	☐
Donald J. Landry	☐	☐	☐
Michael A. Leven	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting or any postponements or adjournments thereof and for the election of a person to serve as a trustee if any of the nominees above declines or is unable to serve.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HERSHA HOSPITALITY TRUST

Proxy for Annual Meeting of Shareholders on May 26, 2022

Solicited on Behalf of the Board of Trustees

The undersigned shareholder, revoking all prior proxies, hereby appoints David L. Desfor and Ashish R. Parikh, or either of them, as proxies (the "Proxies"), each with full power of substitution, to attend the annual meeting of shareholders of Hersha Hospitality Trust (the "Company") to be held virtually via an Internet webcast on May 26, 2022, at 9:00 a.m., Eastern Time, and at any adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is otherwise entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at such meeting. Receipt of the Annual Meeting of Shareholders Notice, the Proxy Statement and the 2021 Annual Report on Form 10-K is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If this proxy is executed but no direction is made, this proxy will be voted (i) "for" the election of each nominee for trustee, (ii) "for" the approval, on an advisory basis, of the compensation of the named executive officers and (iii) "for" the ratification of KPMG LLP as the independent auditors for the year ending December 31, 2022. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxies, or either of them, on any other matter that may properly come before the meeting or any adjournment or postponement thereof and for the election of a person to serve as a trustee if any of the nominees named in the Proxy Statement declines or is unable to serve.

1.1

(Continued and to be signed on the reverse side)

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